AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 8, 1998
                                                    REGISTRATION NO. 333-_______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                      ------------------------------------



                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                      ------------------------------------


                                                                                                                    IRS EMPLOYER
EXACT NAME OF REGISTRANT                 STATE OR OTHER JURISDICTION OF        PRIMARY STANDARD INDUSTRIAL         IDENTIFICATION
AS SPECIFIED IN ITS CHARTER               INCORPORATION OR ORGANIZATION         CLASSIFICATION CODE NUMBER             NUMBER
---------------------------               -----------------------------         --------------------------         --------------

CONMED Corporation                               New York                               3845                        16-0977505

Aspen Laboratories, Inc.                         Colorado                               3845                        84-0692164

Consolidated Medical Equipment
   International, Inc.                           New York                               3845                        16-1237634

CONMED Andover Medical, Inc.                     New York                               3845                        04-3195182

Birtcher Medical Systems, Inc.                   California                             3845                        95-0552628

Envision Medical Corporation                     California                             3841                        77-0273890

Linvatec Corporation                             Florida                                3841                        59-1086703

NDM, Inc.                                        New York                               3845                        16-1495367

                                310 BROAD STREET
                              UTICA, NEW YORK 13501
                                 (315) 797-8375
                   (Address, including zip code, and telephone
                         number, including area code, of
                    registrant's principal executive offices)
                      ------------------------------------
                               JOSEPH J. CORASANTI
                VICE PRESIDENT--LEGAL AFFAIRS AND GENERAL COUNSEL
                                310 BROAD STREET
                              UTICA, NEW YORK 13501
                                 (315) 797-8375
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 WITH COPIES TO:

                                Robert W. Downes
                               Sullivan & Cromwell
                                125 Broad Street
                            New York, New York 10004
                      ------------------------------------

        Approximate date of commencement of proposed sale to the public:
AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

     If the Securities registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. |_|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| ________________

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |-| ________________

                      ------------------------------------

                                              CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                                      PROPOSED          PROPOSED MAXIMUM
      TITLE OF EACH CLASS OF                     AMOUNT TO        MAXIMUM OFFERING          AGGREGATE             AMOUNT OF
    SECURITIES TO BE REGISTERED                BE REGISTERED      PRICE PER UNIT(1)     OFFERING PRICE(1)     REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
 9% Senior Subordinated Notes due 2008
   of CONMED Corporation..................     $130,000,000            100%              $130,000,000             $38,350
------------------------------------------------------------------------------------------------------------------------------------
Subsidiary Guarantees of 9% Senior
   Subordinated Notes.....................     $130,000,000            100%              $130,000,000               --(2)
====================================================================================================================================

(1) Estimated for the sole purpose of computing the registration fee in accordance with Rule 457(o).

(2) In accordance with Rule 457(n), no separate fee is required for the guarantees of the 9% Senior Subordinated Notes due 2008 of CONMED Corporation, which are being registered concurrently.

                      ------------------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

RED HERRING TEXT BELOW

INFORMATION   CONTAINED  HEREIN  IS  SUBJECT  TO  COMPLETION  OR  AMENDMENT.   A
REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                   SUBJECT TO COMPLETION; DATED APRIL 8, 1998
                                OFFER TO EXCHANGE
                          9% Senior Subordinated Notes
                                    due 2008
                                       for
                                 all outstanding
                          9% Senior Subordinated Notes
                                    due 2008
                   ($130,000,000 principal amount outstanding)
                                       of
                               CONMED CORPORATION
                        (in each case, guaranteed by the
                       subsidiaries of CONMED Corporation)
                               ------------------
                               THE EXCHANGE OFFER
                  WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,
                     ON ____________, 1998, UNLESS EXTENDED
                               ------------------

         CONMED Corporation, a New York corporation (the "Company") hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and the accompanying letter of transmittal (the "Letter of Transmittal," and together with this Prospectus, the "Exchange Offer"), to exchange $1,000 principal amount of its 9% Senior Subordinated Notes due 2008 (the "New Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement (as defined herein) of which this Prospectus constitutes a part, for each $1,000 principal amount of the outstanding 9% Senior Subordinated Notes due 2008 (the "Old Notes") of the Company, of which $130,000,000 principal amount is outstanding. The New Notes and the Old Notes are collectively referred to herein as the "Notes." The Old Notes are, and the New Notes will be, guaranteed (the "Guarantees"), jointly and severally, on an unsecured senior subordinated basis by the Company's subsidiaries as "Guarantors" (as defined herein).

         The Company will accept for exchange any and all Old Notes that are validly tendered on or prior to 5:00 p.m., New York City time, on the date the Exchange Offer expires, which will be ________ __, 1998, unless the Exchange Offer is extended (the "Expiration Date"). Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the business day prior to the Expiration Date, unless previously accepted for payment. The Exchange Offer is not conditioned upon any minimum principal amount of Old Notes being tendered for exchange. However, the Exchange Offer is subject to certain conditions which may be waived by the Company and to the terms and provisions of the Registration Rights Agreement (as defined herein). See "The Exchange Offer." Old Notes may be tendered only in denominations of $1,000 and integral multiples thereof.

         The New Notes will be obligations of the Company entitled to the benefits of the Indenture (as defined herein). The form and terms of the New Notes are the same in all material respects as the form and terms of the Old Notes, except that the New Notes have been registered under the Securities Act and will not contain terms restricting the transfer thereof. Following the completion of the Exchange Offer, except as provided herein, none of the Notes (including any Old Notes not tendered in exchange for New Notes) will be entitled to the benefits of the Registration Rights Agreement relating to the payment of Liquidated Damages (as defined herein). See "The Exchange Offer."

       INVESTMENT IN THE NOTES INVOLVES SIGNIFICANT RISKS DISCUSSED UNDER
         "RISK FACTORS" BEGINNING ON PAGE 15 WHICH SHOULD BE CONSIDERED
                                  BY INVESTORS.

         The New Notes will bear interest from March 5, 1998. Holders of Old Notes whose Old Notes are accepted for exchange will be deemed to have waived the right to receive any payment in respect of interest on the Old Notes accrued from March 5, 1998, to the date of the issuance of the New Notes. Interest on the New Notes is payable semi-annually on March 15, 1998 and September 15 of each year, commencing September 15, 1998, accruing from March 5, 1998 at a rate of 9% per annum.
                                                        (Continued on next page)
                              --------------------
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE  COMMISSION  OR  ANY  STATE  SECURITIES  COMMISSION  NOR  HAS THE
     SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
        PASSED UPON  THE ACCURACY  OR ADEQUACY OF THIS PROSPECTUS. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                              --------------------
           The date of this Prospectus is ______ __, 1998.

(Cover page continued)

         The Old Notes are, and the New Notes will be, redeemable for cash at any time on or after March 15, 2003, at the option of the Company, in whole or in part, at the redemption prices set forth herein, plus accrued and unpaid interest to the date of redemption. In addition, on or before March 15, 2001, the Company may, at its option, redeem up to 35% of the aggregate principal amount of the Notes originally issued with the net proceeds of one or more offerings of common stock of the Company for cash at a redemption price of 109% of the principal amount thereof plus accrued and unpaid interest to the date of redemption; provided that at least 65% of the aggregate principal amount of the Notes remain outstanding after giving effect to any such redemption. Upon a Change of Control (as defined herein), the holders of the Notes will have the right to require the Company to repurchase their Notes, in whole or in part, at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the repurchase date. See "Description of New Notes."

         The Old Notes are, and the New Notes will be, general unsecured obligations of the Company, subordinated in right of payment to the prior payment in full of all existing and future Senior Debt (as defined herein) of the Company, including the obligations of the Company under the Credit Facility (as defined herein). The Guarantees are subordinated in right of payment to the prior payment in full of all existing and future Senior Debt of the Guarantors, including the obligations of the Guarantors under the Credit Facility. As of December 31, 1997, on a pro forma basis after giving effect to the offering of the Old Notes (the "Offering") and the application of the estimated net proceeds therefrom, the Company would have had $239.5 million of Senior Debt outstanding and the Guarantors would have had no Senior Debt outstanding other than guarantees by the Guarantors of the Company's obligations under the Credit Facility. See "Risk Factors--Ranking of the Notes" and "Capitalization" for
additional information concerning indebtedness of the Company and its subsidiaries.

         Old Notes were represented by global Note certificates in definitive fully registered form without coupons, registered in the name of a nominee of The Depository Trust Company ("DTC"), as depositary. The New Notes exchanged for Old Notes represented by the global Note certificates will be represented by global Note certificates in definitive fully registered form without coupons, registered in the name of the nominee of DTC, as depositary, unless the beneficial holders thereof request otherwise. The global Note certificates will be exchangeable, upon ten days prior written notice, for New Notes in definitive fully registered form without coupons, in denominations of $1,000 and integral multiples thereof. See "Description of New Notes--Book-Entry Delivery and Form."

         The Old Notes were sold by the Company on March 5, 1998 to the Initial Purchasers (as defined below) in a transaction not registered under the Securities Act in reliance upon the exemption provided in Section 4(2) of the Securities Act. The Initial Purchasers subsequently resold the Old Notes to qualified institutional buyers in reliance upon Rule 144A under the Securities Act. Accordingly, the Old Notes may not be otherwise transferred unless so registered or unless an applicable exemption from the registration requirements of the Securities Act is available. The New Notes are being offered hereunder in order to satisfy the obligations of the Company under the Registration Rights Agreement (as defined below). See "The Exchange Offer."

         Based on no-action letters issued by the staff of the Securities and Exchange Commission (the "Commission") to third parties, the Company believes the New Notes issued pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by holders thereof (other than any such holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act provided that such New Notes are acquired in the ordinary course of such holders' business and such holders have no arrangements with any person to participate in the distribution (within the meaning of the Securities Act) of such New Notes. Persons wishing to exchange Old Notes in the Exchange Offer must represent to the Company that such conditions have been met.

         Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 90 days after the consummation of the Exchange Offer, it will use its reasonable efforts to make this Prospectus and any amendment or supplement to this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

         Any Old Notes not tendered and accepted in the Exchange Offer will remain outstanding. To the extent that any Old Notes are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Old Notes could be adversely affected. Following consummation of the Exchange Offer, the holders of Old Notes will continue to be subject to the existing restrictions upon transfer thereof and, except as provided herein, the Company will have no further obligation to such holders to provide for the registration under the Securities Act of the Old Notes held by them. See "Risk Factors -- Consequences of the Exchange Offer on Non-Tendering Holders of the Old Notes."

         The Company will not receive any proceeds from this offering, and no underwriter is being utilized in connection with the Exchange Offer.

         The Company has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers or others soliciting acceptances of the Exchange Offer. Holders of Old Notes who tender in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Notes pursuant to the Exchange Offer. The Company will pay all charges and expenses, other than certain applicable taxes, in connection with the Exchange Offer. See "Fees and Expenses."

         THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL THE COMPANY ACCEPT SURRENDERS FOR EXCHANGE FROM, HOLDERS OF OLD NOTES IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES OR BLUE SKY LAWS OF SUCH JURISDICTION.

         WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

         The New Notes are a new issue of securities for which there is currently no trading market. If the New Notes are traded after their initial issuance, they may trade at a discount from their principal amount, depending upon prevailing interest rates, the market for similar securities and other factors, including general economic conditions and the financial condition and performance of, and prospects for, the Company. Salomon Brothers Inc and Chase Securities, Inc. (the "Initial Purchasers") have advised the Company that they currently intend to make a market in the Old Notes and the New Notes. However, they are not obligated to do so, and any market making activity with respect to the Old Notes and the New Notes may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the Old Notes and the New Notes. In connection with the issuance of the Old Notes, the Company arranged for the Old Notes to be designated for trading in the Nasdaq Stock Market's Portal Market(sm). The Company does not intend to apply for listing of the New Notes on any securities exchange or for quotation through the National Association of Securities Dealers Automated Quotation System.


                                TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----

Available Information....................................................    4
Incorporation of Certain Documents by Reference..........................    4
Summary..................................................................    6
The Company..............................................................    6
Summary of the Terms of the Exchange Offer...............................    8
Summary Description of New Notes.........................................   11
Selected Financial Data..................................................   13
Risk Factors.............................................................   15
Use of Proceeds..........................................................   21
The Exchange Offer.......................................................   22
Description of the Credit Facility.......................................   29
Description of New Notes.................................................   30
Certain Federal Income Tax Consequences..................................   61
Plan of Distribution.....................................................   62
Validity of New Notes and Guarantees.....................................   62
Experts..................................................................   62

                              AVAILABLE INFORMATION

         The  Company  is  subject  to  the  informational  requirements  of the
Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed by the Company may be inspected and copied at the public reference facilities of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices: Seven World Trade Center, Suite 1300, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and copies of such material can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, the Commission maintains a website at www.sec.gov that contains periodic reports and other information filed by the Company.

         This Prospectus constitutes a part of a registration statement (the "Registration Statement") filed by the Company with the Commission under the Securities Act. As permitted by the rules and regulations of the Commission, this Prospectus does not contain all of the information contained in the Registration Statement and the exhibits and schedules thereto and reference is hereby made to the Registration Statement and the exhibits and schedules thereto for further information with respect to the Company and the securities offered hereby. Statements contained herein concerning the provisions of any documents filed as an exhibit to the Registration Statement or otherwise filed with the Commission are not necessarily complete, and in each instance reference is made to the copy of such document so filed. Each such statement is qualified in its entirety by such reference.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The Company hereby incorporates by reference into this Prospectus the following documents or information filed with the Commission:

              (a) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 (the "Form 10-K");

              (b) the Company's Current Reports on Form 8-K filed January 8, 1998, February 17, 1998 and March 10, 1998 (the "Form 8-Ks");

              (c) all documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this Prospectus and prior to the termination of the offering made hereby.

         Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purpose of this Prospectus to the extent that a subsequent statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS PROSPECTUS IS DELIVERED, UPON THE WRITTEN OR ORAL REQUEST OF ANY SUCH PERSON, A COPY OF ANY OR ALL OF THE INFORMATION INCORPORATED HEREIN BY REFERENCE OTHER THAN EXHIBITS TO SUCH INFORMATION (UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO SUCH INFORMATION). THE COMPANY'S PRINCIPAL EXECUTIVE OFFICES ARE LOCATED AT 310 BROAD STREET, UTICA, NEW YORK 13501, AND ITS TELEPHONE NUMBER IS
(315) 797-8375. REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO THE SECRETARY OF THE COMPANY AT ITS EXECUTIVE OFFICES. IN ORDER TO ENSURE TIMELY DELIVERY OF SUCH DOCUMENTS, ANY REQUEST SHOULD BE MADE BY _______ __, 1998.

                           ---------------------------


         NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND THE ACCOMPANYING LETTER OF TRANSMITTAL AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE EXCHANGE AGENT. NEITHER THE DELIVERY OF THIS PROSPECTUS OR THE ACCOMPANYING LETTER OF TRANSMITTAL, OR BOTH TOGETHER, NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. NEITHER THIS PROSPECTUS NOR THE ACCOMPANYING LETTER OF TRANSMITTAL, OR BOTH TOGETHER, CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                           ---------------------------


         PRIVATE SECURITIES LITIGATION REFORM ACT SAFE HARBOR STATEMENT

         This Prospectus (including the documents incorporated by reference herein) contains certain forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) and information relating to the Company that is based on the beliefs of the management of the Company, as well as assumptions made by and information currently available to the management of the Company. When used in this Prospectus (including the documents incorporated by reference herein), the words "estimate," "project," "believe," "anticipate," "intend," "expect" and similar expressions are intended to identify forward-looking statements. Such statements involve known and unknown risks, uncertainties and other factors, including those identified under the caption "Risk Factors" and elsewhere in this Prospectus (including the documents incorporated by reference herein) that may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: general economic and business conditions; changes in customer preferences; competition; changes in technology; the integration of any acquisitions, including the Linvatec Acquisition (as defined herein); changes in business strategy; the indebtedness of the Company; quality of management, business abilities and judgment of the Company's personnel; the availability, terms and deployment of capital; and various other factors referenced in this Prospectus (including the documents incorporated by reference herein). See "Summary" herein, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business" in the Company's Form 10-K. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company does not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

                                     SUMMARY

         The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information, financial statements and pro forma financial information appearing elsewhere in this Prospectus or incorporated by reference herein. As used in this Prospectus, "CONMED" means CONMED Corporation, a New York corporation, and its subsidiaries other than Linvatec; "Linvatec" means Linvatec Corporation, a Florida corporation, which became a wholly-owned subsidiary of CONMED on December 31, 1997, together with its wholly-owned subsidiary Envision Medical Corporation, a California corporation; and the "Company," unless the context otherwise requires, means CONMED and Linvatec together. Unless otherwise indicated, pro forma results of operations data presented herein gives pro forma effect to the Linvatec Acquisition as if it had occurred on January 1, 1997. An investment in the Notes involves significant risks. See "Risk Factors." See also "Private Securities Litigation Reform Act Safe Harbor Statement" relating to certain forward-looking statements in this Prospectus.

                                   THE COMPANY

         The Company is a leading developer, manufacturer and supplier of a broad range of medical instruments and systems used in surgical and other medical procedures. The Company's product offerings include electrosurgical systems, electrocardiogram ("ECG") electrodes and accessories, surgical suction instruments, intravenous ("IV") therapy accessories and wound care products. In addition, through its recent acquisition of Linvatec, the Company has broadened its product offerings to include arthroscopic surgery devices and products, powered surgical instruments and imaging products for minimally-invasive surgery. The Company's products are used in a variety of clinical settings, such as operating rooms, surgery centers, physicians' offices and critical care areas of hospitals. On a pro forma basis, approximately 75% of the Company's revenues in 1997 were derived from the sale of single-use, disposable products. In addition, on a pro forma basis, approximately 22% of the Company's revenues in 1997 were derived from sales outside of the United States.

         The Company has used strategic business acquisitions to broaden its product offerings, increase its market share in certain product lines and realize economies of scale. During the last five years, the Company has completed seven business acquisitions, including the recent acquisition of Linvatec. The completed acquisitions, together with internal growth, have resulted in a compound annual growth rate in net sales and EBITDA (as defined below) of 27% and 47%, respectively, between 1993 and 1997 (57% and 81%, respectively, on a pro forma basis).

         On December 31, 1997, the Company acquired Linvatec and certain related assets from Bristol-Myers Squibb Company ("BMS"). The Company expects the
Linvatec Acquisition (as defined below) to provide significant strategic benefits, including providing the Company with expanded product lines, enhanced technological capabilities and increased access to international markets. In addition, the Company has identified opportunities to generate efficiencies in manufacturing and overhead functions resulting from the Linvatec Acquisition, which it believes could generate annual cost savings beyond those reflected in the Company's pro forma financial statements. See "Selected Financial Data and Summary Unaudited Pro Forma Adjusted Consolidated Financial Information" herein and "Unaudited Pro Forma Consolidated Financial Information" in the Company's Form 8-K filed February 17, 1998. On a pro forma basis, the Company's net sales and EBITDA for 1997 were $327.4 million and $75.8 million, respectively.

         See "Business--Industry," "Business--Competitive Strengths" and "Business--Business Strategy" in the Company's Form 10-K for a description of the industry in which the Company operates and the Company's competitive strengths and business strategies.

THE LINVATEC ACQUISITION

         On December 31, 1997, the Company acquired Linvatec and certain assets related to Linvatec's business and the Hall Surgical business from BMS for approximately $370 million in cash (subject to certain adjustments) and a ten-year warrant (the "BMS Warrant") to purchase 1.0 million shares of the Company's common stock at a price of $34.23 per share (collectively, with the financing discussed in the following sentence, the "Linvatec Acquisition"). The cash purchase price was financed through borrowings under a senior secured credit facility (the "Credit Facility"). The Company incurred a one-time, non-cash acquisition charge of $34.0 million at the closing of the Linvatec Acquisition, which has been accounted for using the purchase method of accounting for the write-off of in-process research and development costs.

HISTORY

         The Company was founded in 1970 by Eugene R.  Corasanti,  the Company's
Chairman of the Board, Chief Executive Officer and President. In 1987, the Company completed its initial public offering and in 1991 and 1996 completed additional common stock offerings. Since 1993, the Company has completed seven acquisitions. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Form 10-K. The Company's principal offices are located at 310 Broad Street, Utica, New York 13501, and the Company's telephone number is (315) 797-8375.

RISK FACTORS AND FORWARD LOOKING STATEMENTS

         See "Risk Factors" beginning on page 15 for a discussion of certain factors that could hinder or prevent the Company from utilizing its competitive strengths or carrying out its business strategies. See also "Private Securities Litigation Reform Act Safe Harbor Statement" relating to forward looking statements in this Prospectus.

                   SUMMARY OF THE TERMS OF THE EXCHANGE OFFER

         The Exchange Offer relates to the exchange of up to $130,000,000 aggregate principal amount of New Notes for up to an equal aggregate principal amount of Old Notes. The Old Notes are, and the New Notes will be, obligations of the Company entitled to the benefits of the Indenture. The form and terms of the New Notes are the same in all material respects as the form and terms of the Old Notes, except that the New Notes have been registered under the Securities Act and will not contain terms restricting the transfer thereof (and hence, except as set forth herein, are not entitled to the benefits of the Registration Rights Agreement relating to the payment of Liquidated Damages). The Old Notes and the New Notes are herein collectively referred to as the "Notes." See "Description of New Notes."

THE EXCHANGE OFFER...............   $1,000 principal amount of New Notes will be
                                    issued in exchange for each $1,000 principal
                                    amount of Old  Notes  validly  tendered  and
                                    accepted  pursuant to the Exchange Offer. As
                                    of  the   date   hereof,   $130,000,000   in
                                    aggregate principal amount of Old Notes were outstanding. The Company will issue the New
                                    Notes to tendering holders of Old Notes promptly after the Expiration Date.

RESALE...........................   The  Company  believes  that  the New  Notes
                                    issued   pursuant  to  the  Exchange   Offer
                                    generally will be freely transferable by the
                                    holders thereof without  registration or any
                                    prospectus  delivery  requirement  under the
                                    Securities  Act,  except  that a "dealer" or
                                    any  "affiliate"  of the  Company,  as  such
                                    terms are defined under the Securities  Act,
                                    that  exchanges  Old Notes  held for its own
                                    account  (a  "Restricted   Holder")  may  be
                                    required   to   deliver   copies   of   this
                                    Prospectus or an amended and supplemented prospectus in connection with any resale of the New Notes issued in exchange for such Old Notes. See "The Exchange Offer--General" and "Plan of Distribution."

                                    Any holder who tenders in the Exchange Offer
                                    with the  intention to  participate,  or for
                                    the   purpose   of   participating,   in   a
                                    distribution of the New Notes cannot rely on
                                    the position of the staff of the  Commission
                                    set   forth   in  Exxon   Capital   Holdings
                                    Corporation (available May 13, 1988), Morgan
                                    Stanley & Co.  Incorporated  (available June
                                    5, 1991) or similar  no-action  letters and,
                                    in the  absence of an  exemption  therefrom,
                                    must  comply  with  the   registration   and
                                    prospectus  delivery   requirements  of  the
                                    Securities Act in connection with the resale transaction. Failure to comply with such requirements in such instance may result in such holder incurring liability under the Securities Act for which the holder is not indemnified by the Company.

EXPIRATION DATE..................   5:00   p.m.,   New  York   City   time,   on
                                    ____________,   1998,  unless  the  Exchange
                                    Offer is  extended,  in which  case the term
                                    "Expiration  Date" means the latest date and
                                    time  to  which   the   Exchange   Offer  is
                                    extended.       See      "The       Exchange
                                    Offer--Expiration      Date;     Extensions;
                                    Amendments."

ACCRUED INTEREST ON THE
  NEW NOTES AND THE
  OLD NOTES......................   The New Notes will bear  interest from March
                                    5,  1998.  Holders  of Old  Notes  whose Old
                                    Notes  are  accepted  for  exchange  will be
                                    deemed to have  waived  the right to receive
                                    any  payment in respect of  interest on such
                                    Old Notes  accrued from March 5, 1998 to the
                                    date  of  the  issuance  of the  New  Notes.
                                    Consequently, holders who exchange their Old
                                    Notes for New Notes  will  receive  the same
                                    interest  payment on September 15, 1998 (the
                                    first interest  payment date with respect to
                                    the Old Notes and the New  Notes)  that they
                                    would have  received  had they not  accepted
                                    the  Exchange   Offer.   See  "The  Exchange
                                    Offer--Interest on the New Notes."

TERMINATION OF THE EXCHANGE
  OFFER..........................   The Company may terminate the Exchange Offer
                                    if it determines that its ability to proceed
                                    with the Exchange  Offer could be materially
                                    impaired  due to any  legal or  governmental
                                    action,  any  new  law,  statute,   rule  or
                                    regulation  or  any  interpretation  of  the
                                    staff of the Commission of any existing law,
                                    statute,   rule   or   regulation,   if  the
                                    consummation  of the  Exchange  Offer  would
                                    violate   the   Indenture   or  the   Credit
                                    Agreement   or  if  the  Company   deems  it
                                    advisable to terminate  the Exchange  Offer.
                                    Holders  of  Old  Notes  will  have  certain
                                    rights   against  the   Company   under  the
                                    Registration  Rights  Agreement  should  the
                                    Company  fail  to  consummate  the  Exchange
                                    Offer.        See       "The        Exchange
                                    Offer--Termination." The Exchange Offer is not conditioned upon any minimum principal amount of Old Notes being tendered.

                                    No federal or state regulatory requirements must be complied with or approvals obtained in connection with the Exchange Offer, other than applicable requirements under federal and state securities laws.

PROCEDURES FOR TENDERING
  OLD NOTES......................   Each  holder of Old Notes  wishing to accept
                                    the Exchange Offer must  complete,  sign and
                                    date the accompanying Letter of Transmittal,
                                    or a facsimile  thereof,  in accordance with
                                    the   instructions   contained   herein  and
                                    therein,  and mail or otherwise deliver such
                                    Letter of  Transmittal,  or such  facsimile,
                                    together  with the Old Notes to be exchanged
                                    and  any  other  required  documentation  to
                                    First  Union   National  Bank,  as  Exchange
                                    Agent,  at the address set forth  herein and
                                    therein,  or  effect a tender  of Old  Notes
                                    pursuant to the  procedures  for  book-entry
                                    transfer  as provided  for herein.  See "The
                                    Exchange  Offer--Procedures  for Tendering."
                                    By executing the Letter of Transmittal, each
                                    holder will  represent to the Company  that,
                                    among other things, the holder or the person
                                    receiving  such New  Notes,  whether  or not
                                    such person is the holder,  is acquiring the
                                    New Notes in the ordinary course of business
                                    and that  neither  the  holder  nor any such
                                    other   person   has  any   arrangement   or
                                    understanding with any person to participate in the distribution of such New Notes and that neither the holder nor any such other person is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act.

SPECIAL PROCEDURES FOR
  BENEFICIAL HOLDERS.............   Any  beneficial  holder  whose Old Notes are
                                    registered in the name of a broker,  dealer,
                                    commercial  bank,  trust  company  or  other
                                    nominee  and who  wishes  to  tender  in the
                                    Exchange    Offer   should    contact   such
                                    registered holder promptly and instruct such registered holder to tender on his behalf.
                                    If such beneficial holder wishes to tender on his own behalf, such beneficial holder must, prior to completing and executing the Letter of Transmittal and delivering his Old
                                    Notes, either make appropriate arrangements to register ownership of the Old Notes in such holder's name or obtain a properly completed bond power from the registered holder. The transfer of record ownership may take considerable time. See "The Exchange
                                    Offer--Procedures for Tendering."

GUARANTEED DELIVERY
  PROCEDURES.....................   Holders  of Old  Notes  who  wish to  tender
                                    their  Old Notes and whose Old Notes are not
                                    immediately  available or who cannot deliver
                                    their Old Notes (or who cannot  complete the
                                    procedure  for  book-entry   transfer  on  a
                                    timely  basis)  and  a  properly   completed
                                    Letter of Transmittal or any other documents required by the Letter of

                                    Transmittal  to the Exchange  Agent prior to
                                    the  Expiration  Date may  tender  their Old
                                    Notes  according to the guaranteed  delivery
                                    procedures   set  forth  in  "The   Exchange
                                    Offer--Guaranteed Delivery Procedures."

WITHDRAWAL RIGHTS................   Tenders of Old Notes may be withdrawn at any
                                    time prior to 5:00 p.m., New York City time,
                                    on the business day prior to the  Expiration
                                    Date,   unless   previously   accepted   for
                                    exchange.    See   "The   Exchange   Offer--
                                    Withdrawal of Tenders."

ACCEPTANCE OF OLD NOTES
  AND DELIVERY OF NEW
  NOTES..........................   Subject to certain conditions (as summarized
                                    above in "Termination of the Exchange Offer"
                                    and  described  more fully in "The  Exchange
                                    Offer--  Termination"),   the  Company  will
                                    accept  for  exchange  any and all Old Notes
                                    which are properly  tendered in the Exchange
                                    Offer  prior to 5:00  p.m.,  New  York  City
                                    time, on the Expiration  Date. The New Notes
                                    issued  pursuant to the Exchange  Offer will
                                    be   delivered    promptly   following   the
                                    Expiration    Date.    See   "The   Exchange
                                    Offer--General."

EFFECT ON HOLDERS OF OLD
  NOTES..........................   As a result of the  making of this  Exchange
                                    Offer,  the Company will have  fulfilled one
                                    of its  obligations  under the  Registration
                                    Rights  Agreement  and,  except as otherwise
                                    provided herein, holders of Old Notes who do
                                    not tender their Old Notes will not have any
                                    further   registration   rights   under  the
                                    Registration  Rights Agreement or otherwise.
                                    Such  holders  will  continue  to  hold  the
                                    untendered Old Notes and will be entitled to
                                    all  the  rights  and  subject  to  all  the
                                    limitations  applicable  thereto  under  the
                                    Indenture,  except to the extent such rights
                                    or limitations, by their terms, terminate or
                                    cease  to have  further  effectiveness  as a
                                    result of the Exchange Offer. All untendered
                                    Old Notes  will  continue  to be  subject to
                                    certain     restrictions     on    transfer.
                                    Accordingly,  if any Old Notes are  tendered
                                    and  accepted  in the  Exchange  Offer,  the
                                    trading  market for the untendered Old Notes
                                    could  be  adversely  affected.   See  "Risk
                                    Factors-- Consequences of the Exchange Offer on Non-Tendering Holders of the Old Notes."

CERTAIN FEDERAL INCOME TAX
  CONSEQUENCES...................   The exchange  pursuant to the Exchange Offer
                                    will generally not be a taxable event for federal income tax purposes. See "Certain
                                    Federal Income Tax Consequences."

EXCHANGE AGENT...................   The First Union  National  Bank, the Trustee
                                    under the Indenture, is serving as exchange agent (the "Exchange Agent") in connection with the Exchange Offer. See "The Exchange
                                    Offer -- Exchange Agent."

                                    The   Company   has   not    retained    any
                                    dealer-manager   in   connection   with  the
                                    Exchange   Offer   and  will  not  make  any
                                    payments  to  brokers  or others  soliciting
                                    acceptances of the Exchange  Offer.  Holders
                                    of Old  Notes  who  tender  in the  Exchange
                                    Offer will not be required to pay  brokerage
                                    commissions  or  fees  or,  subject  to  the
                                    instructions  in the Letter of  Transmittal,
                                    transfer  taxes with respect to the exchange
                                    of Old Notes pursuant to the Exchange Offer.
                                    The   Company   will  pay  all  charges  and
                                    expenses,   other  than  certain  applicable
                                    taxes,   in  connection  with  the  Exchange
                                    Offer. See "Fees and Expenses."

USE OF PROCEEDS..................   There  will be no cash  proceeds  payable to
                                    the  Company  from the  issuance  of the New
                                    Notes pursuant to the Exchange Offer. Net proceeds received by the

                                    Company from the sale of the Old Notes were used to reduce outstanding term loans under the Credit Facility.


                        SUMMARY DESCRIPTION OF NEW NOTES


SECURITIES OFFERED...............  $130,000,000  PRINCIPAL  AMOUNT  OF 9% SENIOR
                                   SUBORDINATED   NOTES   DUE  2008   (THE  "NEW
                                   NOTES").

MATURITY DATE....................  MARCH 15, 2008.

INTEREST PAYMENT DATES...........  MARCH  15  AND  SEPTEMBER  15 OF  EACH  YEAR,
                                   COMMENCING SEPTEMBER 15, 1998.

SUBORDINATION; SUBSIDIARY
  GUARANTEES.....................  THE OLD NOTES ARE, AND THE NEW NOTES WILL BE,
                                   GENERAL UNSECURED OBLIGATIONS OF THE COMPANY, SUBORDINATED IN RIGHT OF PAYMENT TO THE PRIOR PAYMENT IN FULL OF ALL EXISTING AND FUTURE SENIOR DEBT OF THE COMPANY, INCLUDING THE SECURED OBLIGATIONS OF THE COMPANY AND ITS SUBSIDIARIES UNDER THE CREDIT FACILITY. THE OLD NOTES ARE, AND THE NEW NOTES WILL BE, GUARANTEED, JOINTLY AND SEVERALLY, ON AN UNSECURED SENIOR SUBORDINATED BASIS BY THE GUARANTORS. THE GUARANTEES ARE SUBORDINATED IN RIGHT OF PAYMENT TO THE PRIOR PAYMENT IN FULL OF ALL EXISTING AND FUTURE SENIOR DEBT OF THE GUARANTORS INCLUDING THE SECURED OBLIGATIONS OF THE GUARANTORS UNDER THE CREDIT FACILITY. AS OF DECEMBER 31, 1997, ON A PRO FORMA BASIS AFTER GIVING EFFECT TO THE ISSUANCE OF THE OLD NOTES IN THE OFFERING AND THE APPLICATION OF THE ESTIMATED NET PROCEEDS THEREFROM, THE COMPANY WOULD HAVE HAD $239.5 MILLION OF SENIOR DEBT OUTSTANDING AND THE
                                   GUARANTORS WOULD HAVE HAD NO SENIOR DEBT OUTSTANDING OTHER THAN GUARANTEES BY THE GUARANTORS OF THE COMPANY'S OBLIGATIONS UNDER THE CREDIT FACILITY. SEE "DESCRIPTION OF THE CREDIT FACILITY."


OPTIONAL REDEMPTION..............  EXCEPT AS PROVIDED  BELOW,  THE OLD NOTES ARE
                                   NOT, AND THE NEW NOTES WILL NOT BE, REDEEMABLE AT THE COMPANY'S OPTION PRIOR TO MARCH 15, 2003. THEREAFTER, THE OLD NOTES ARE, AND THE NEW NOTES WILL BE, REDEEMABLE, IN WHOLE OR IN PART, AT THE OPTION OF THE COMPANY, AT THE REDEMPTION PRICES SET FORTH HEREIN, PLUS ACCRUED AND UNPAID INTEREST TO THE DATE OF REDEMPTION. IN ADDITION, ON OR BEFORE MARCH 15, 2001, THE COMPANY MAY, AT ITS OPTION, REDEEM UP TO 35% OF THE AGGREGATE PRINCIPAL AMOUNT OF THE NOTES ORIGINALLY ISSUED WITH THE NET PROCEEDS OF ONE OR MORE OFFERINGS OF COMMON STOCK OF THE COMPANY FOR CASH AT A REDEMPTION PRICE OF 109% OF THE PRINCIPAL AMOUNT THEREOF PLUS ACCRUED AND UNPAID INTEREST TO THE DATE OF REDEMPTION; PROVIDED THAT AT LEAST 65% OF THE AGGREGATE PRINCIPAL AMOUNT OF THE NOTES REMAIN OUTSTANDING AFTER GIVING EFFECT TO ANY SUCH REDEMPTION. SEE "DESCRIPTION OF NEW NOTES--OPTIONAL REDEMPTION."

CHANGE OF CONTROL................  UPON A CHANGE OF CONTROL  (AS  DEFINED),  THE
                                   HOLDERS OF THE NOTES HAVE THE RIGHT TO REQUIRE THE COMPANY TO REPURCHASE THEIR NOTES, IN WHOLE OR IN PART, AT A PURCHASE PRICE OF 101% OF THE PRINCIPAL AMOUNT THEREOF, PLUS ACCRUED AND UNPAID INTEREST TO THE REPURCHASE DATE. IN THE EVENT A CHANGE OF CONTROL WERE TO OCCUR, THERE CAN BE NO ASSURANCE THAT THE COMPANY WILL HAVE AVAILABLE FUNDS SUFFICIENT TO REPURCHASE ALL OF THE NOTES THAT HOLDERS ELECT TO TENDER.

                                   IN ADDITION, THE CREDIT FACILITY PROHIBITS THE COMPANY FROM REPURCHASING THE NOTES
                                   WITHOUT THE CONSENT OF THE LENDERS, AND A CHANGE OF CONTROL AS DEFINED IN THE CREDIT FACILITY (WHICH DEFINITION INCLUDES A CHANGE OF CONTROL UNDER THE INDENTURE) CONSTITUTES AN EVENT OF DEFAULT UNDER THE CREDIT FACILITY. SEE "DESCRIPTION OF NOTES-- REPURCHASE AT THE OPTION OF HOLDERS--CHANGE OF CONTROL."

OFFER TO PURCHASE................  THE    COMPANY   IS   REQUIRED   IN   CERTAIN
                                   CIRCUMSTANCES  TO MAKE AN OFFER  TO  PURCHASE
                                   NOTES AND CERTAIN  OTHER  INDEBTEDNESS,  AT A
                                   PURCHASE PRICE EQUAL TO 100% OF THE PRINCIPAL
                                   AMOUNT  THEREOF,   PLUS  ACCRUED  AND  UNPAID
                                   INTEREST  TO THE DATE OF  PURCHASE,  WITH THE
                                   NET CASH PROCEEDS OF CERTAIN ASSET SALES. THE
                                   CREDIT  FACILITY,   HOWEVER,   PROHIBITS  THE
                                   COMPANY  FROM  REPURCHASING  THE NOTES  UNDER
                                   SUCH CIRCUMSTANCES WITHOUT THE CONSENT OF THE
                                   LENDERS.  SEE  "DESCRIPTION  OF  NEW  NOTES--
                                   REPURCHASE  AT THE OPTION  OF  HOLDERS--ASSET
                                   SALES."

RESTRICTIVE COVENANTS............  THE INDENTURE GOVERNING THE OLD NOTES AND THE
                                   NEW NOTES (THE "INDENTURE") CONTAINS COVENANTS INCLUDING, BUT NOT LIMITED TO, COVENANTS WITH RESPECT TO LIMITATIONS ON THE FOLLOWING MATTERS: (I) THE INCURRENCE OF ADDITIONAL INDEBTEDNESS, (II) RESTRICTED PAYMENTS, (III) SALES OF ASSETS, (IV) MERGERS AND CONSOLIDATIONS, (V) PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES, (VI) THE CREATION OF LIENS AND (VII) TRANSACTIONS WITH AFFILIATES. HOWEVER, THESE COVENANTS ARE SUBJECT TO CERTAIN IMPORTANT QUALIFICATIONS AND EXCEPTIONS. SEE "DESCRIPTION OF NEW NOTES-- CERTAIN COVENANTS."

EXCHANGE OFFER;
  REGISTRATION RIGHTS............  UNDER THE REGISTRATION  RIGHTS AGREEMENT (THE
                                   "REGISTRATION RIGHTS AGREEMENT"), WITH THE INITIAL PURCHASERS OF THE OLD NOTES, THE
                                   COMPANY IS OBLIGATED TO FILE WITH THE COMMISSION THIS REGISTRATION STATEMENT (THE "EXCHANGE OFFER REGISTRATION STATEMENT") AND TO OFFER TO THE HOLDERS OF THE OLD NOTES THE OPPORTUNITY TO EXCHANGE THEIR OLD NOTES FOR NEW NOTES (THE "EXCHANGE OFFER"). IF CERTAIN HOLDERS OF THE OLD NOTES ARE NOT PERMITTED TO PARTICIPATE IN, OR WOULD NOT RECEIVE FREELY TRADEABLE NEW NOTES PURSUANT TO, THE EXCHANGE OFFER, THE COMPANY HAS AGREED TO FILE A SHELF REGISTRATION STATEMENT (THE "SHELF REGISTRATION STATEMENT") WITH RESPECT TO RESALES OF THE OLD NOTES. THE NEW NOTES REGISTERED PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT GENERALLY WILL BE FREELY TRADEABLE (OTHER THAN BY ANY HOLDER WHO IS AN "AFFILIATE" OF THE COMPANY WITHIN THE MEANING OF SECTION 405 UNDER THE SECURITIES ACT), PROVIDED THAT ANY SUCH NEW NOTES ACQUIRED BY A BROKER-DEALER FOR ITS OWN ACCOUNT CANNOT BE SOLD OR TRANSFERRED WITHOUT THE DELIVERY OF A PROSPECTUS. SEE "THE EXCHANGE OFFER--GENERAL." HOLDERS WHO DO NOT PARTICIPATE IN THE EXCHANGE OFFER MAY THEREAFTER HOLD A LESS LIQUID SECURITY. THE OLD NOTES ARE SUBJECT TO THE PAYMENT OF LIQUIDATED DAMAGES (AS DEFINED HEREIN) UNDER CERTAIN CIRCUMSTANCES IF THE COMPANY IS NOT IN COMPLIANCE WITH ITS OBLIGATIONS UNDER THE REGISTRATION RIGHTS AGREEMENT. SEE "DESCRIPTION OF NEW NOTES--REGISTRATION RIGHTS; LIQUIDATED DAMAGES."

                                  RISK FACTORS

         INVESTORS SHOULD CONSIDER CAREFULLY CERTAIN MATTERS RELATING TO AN INVESTMENT IN THE NOTES. SEE "RISK FACTORS."

                             SELECTED FINANCIAL DATA

         The information below sets forth selected historical financial information for the Company for each of the five years in the period ended December 31, 1997. Such information for the years ended December 29, 1995, December 31, 1996 and December 31, 1997 and as of December 31, 1996 and December 31, 1997 have been derived from and should be read in conjunction with the consolidated financial statements of the Company, including the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations," incorporated by reference in this Prospectus from the Company's Form 10-K. Such information for the years ended December 31, 1993 and December 30, 1994 and as of December 31, 1993, December 30, 1994 and December 29, 1995 have been derived from the audited financial statements not incorporated by reference or included herein. The Balance Sheet Data for 1997 set forth below includes the effects of the Linvatec Acquisition. The Company has not declared any cash dividends in the past five years. The unaudited pro forma adjusted consolidated financial information for the year ended December 31, 1997 has been prepared to reflect adjustments to the Company's historical results of operations to give pro forma effect to (i) the Linvatec Acquisition and (ii) the Offering and the application of the net proceeds therefrom, as if each had occurred as of January 1, 1997. See "Unaudited Pro Forma Consolidated Financial Information" in the Company's Form 8-K filed on February 17, 1998.

                                                              YEARS ENDED DECEMBER
                                            -----------------------------------------------------------------------
                                                                                                    1997
                                                                                          -------------------------
                                                                                                      PRO FORMA AS
                                              1993        1994       1995        1996       ACTUAL    ADJUSTED (2)
                                              ----        ----       ----        ----       ------    ------------
                                                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
STATEMENTS OF OPERATIONS DATA(1):
    Net sales...............................  $53,641     $71,064    $99,558    $125,630    $138,270    $ 327,434
    Cost of sales...........................   30,218      38,799     52,402      63,393      74,220      164,272
    Selling and administrative expenses.....   17,402      20,797     25,570      31,620      35,299      100,781
    Research and development expense........    2,222       2,352      2,832       2,953       2,037       11,298
    Unusual items(3)........................    5,700         --         --          --       37,242       37,242
                                              -------     -------    -------    --------    --------     --------
    Income (loss) from operations...........   (1,901)      8,934     18,754      25,664    (11,528)       13,841
    Interest income (expense), net..........     (214)       (628)    (1,991)       (217)       823        30,266
                                              -------     -------    -------    --------    --------     --------
    Income (loss) before income taxes.......   (2,115)      8,306     16,763      25,447    (10,705)      (16,425)
    Provision (benefit) for income taxes....     (719)      2,890      5,900       9,161     (3,640)       (5,699)
                                              -------     -------    -------    --------    --------     --------
    Net income (loss).......................  $(1,396)    $ 5,416    $10,863    $ 16,286    $(7,065)     $(10,726)
                                              =======     =======    =======    ========    ========     ========
EARNINGS (LOSS) PER SHARE (4):
    Basic...................................  $ (0.16)     $ 0.60     $1.03     $ 1.16       $(0.47)      $(0.73)
                                              =======     =======    =======    ========    ========     ========
    Diluted.................................  $ (0.16)     $ 0.56     $0.94     $ 1.12       $(0.47)      $(0.73)
                                              =======     =======    =======    ========    ========     ========
WEIGHTED AVERAGE NUMBER OF COMMON SHARES USED
IN CALCULATING(4):
    Basic earnings (loss) per share.........    8,987       9,032     10,517      14,045      14,997       14,997
    Diluted earnings (loss) per share.......    8,987       9,624     11,613      14,496      14,997       14,997
OTHER FINANCIAL DATA:
    Depreciation and amortization...........   $3,262      $3,878     $5,015      $6,410      $6,954      $21,285
    EBITDA(5)...............................    7,061      12,812     23,769      32,074      32,668       75,768
    Capital expenditures....................    1,506       2,190      5,195       4,946       8,178       10,510
    Ratio of earnings to fixed charges(6)...    --(6)      11.73x      8.84x      79.41x       --(6)        --(6)

                                                                           DECEMBER
                                            -----------------------------------------------------------------------
                                                                                                    1997
                                                                                        ---------------------------
                                                                                                      PRO FORMA AS
                                              1993        1994       1995        1996       ACTUAL    ADJUSTED (2)
                                              ----        ----       ----        ----       ------    ------------
                                                                 (IN THOUSANDS)
BALANCE SHEET DATA(7):
    Cash and cash equivalents............... $  1,978     $ 3,615   $  1,539    $ 20,173    $ 13,452        $13,452
    Total assets............................   57,338      62,104    119,403     170,083     561,637        566,137
    Long-term debt (including
      current portion)......................   11,905       9,375     32,340          --     365,000        369,500
    Total shareholders' equity..............   37,490      43,061     75,002     158,635     162,736        162,736


                                      (footnotes on following page)

                                                  -13-




(1) Includes, based on the purchase method of accounting, the results of (i) CONMED Andover Medical, Inc. ("CONMED Andover Medical"), the subsidiary formed as a result of the acquisition of the business and certain assets of Medtronic Andover Medical, Inc., from July 1993; (ii) an ECG product line from Becton Dickinson Vascular Access, Inc. from November 1994; (iii) Birtcher Medical Systems, Inc. ("Birtcher") from March 1995; (iv) the IV controller product line acquired from The Master Medical Corporation ("Master Medical") from May 1995; (v) NDM, Inc. ("NDM"), the subsidiary formed as a result of the product lines acquired from New Dimensions in Medicine, Inc., from February 1996; and (vi) the surgical suction product line acquired from the Davol subsidiary ("Davol") of C.R. Bard, Inc. from July 1997, in each such case from the date of acquisition.

(2) Pro Forma, As Adjusted reflects the adjustments to the Company's historical results of operations to give effect to (i) the Linvatec Acquisition and
     (ii) the Offering and the application of the net proceeds therefrom, as if each had occurred as of January 1, 1997, as described in the Notes to the Company's Unaudited Pro Forma Consolidated Statement of Income in the Company's Form 8-K filed on February 17, 1998.

(3) Includes for 1993 a litigation charge of $5.0 million relating to a patent infringement case involving the Company's line of coated electrosurgical accessory blades and a product restructure charge of $0.7 million for the write-off of obsolete inventory. Includes for 1997 a $34.0 million one-time, non-cash acquisition charge for the writedown of all of the in-process research and development products (comprised of products in the development stage) acquired in the Linvatec Acquisition, $0.9 million of deferred financing fees resulting from refinancing the Company's loan agreements in connection with the Linvatec Acquisition, and $2.3 million for the closing of the Company's Dayton, Ohio manufacturing facility.

(4) All share and per share amounts have been adjusted to give effect to the Company's three-for-two stock splits in the form of stock dividends paid on December 27, 1994 and November 30, 1995.

(5) EBITDA represents earnings before interest expense, income taxes, depreciation and amortization, unusual items and inventory adjustments pursuant to purchase accounting, as provided in the Indenture. EBITDA is included herein because certain investors consider it to be a useful measure of a company's ability to service its debt; however, EBITDA does not represent cash flow from operations, as defined in generally accepted accounting principles, and should not be considered in isolation or as a substitute for net income or cash flow from operations or as a measure of profitability or liquidity.

(6) The ratio of earnings to fixed charges is calculated by dividing fixed charges into income from operations before income taxes and extraordinary items plus fixed charges. Fixed charges include interest expense, amortization of debt issuance cost and the estimated interest component of rent expense. In 1993 and 1997, the Company had a deficiency of earnings to cover fixed charges of $1,755,000 and $11,381,000, respectively. For 1997, on a pro forma, as adjusted basis, the Company had a deficiency of earnings to cover fixed charges of $17,248,000.

(7) Linvatec is included in the Historical Balance Sheet Data as of December 31, 1997, its date of acquisition, after a one-time, non-cash acquisition charge for the write-off of in-process research and development costs of $34.0 million. As required by purchase accounting in connection with the Linvatec Acquisition, the Company increased inventory by approximately $3 million over the cost to produce to value such inventory at its fair value at the acquisition date. As a result, subsequent to the Linvatec Acquisition and as such inventory is sold, cost of sales will be increased by an aggregate of approximately $3 million. As Adjusted reflects the adjustments to the Balance Sheet Data to give effect to the Offering and the application of the net proceeds therefrom. As Adjusted does not give effect to an extraordinary charge of $1.6 million for the write-off of certain debt financing costs, which the Company incurred in the first quarter of 1998 in connection with the prepayment of certain debt under the Credit Facility with the net proceeds of the Offering.

                                  RISK FACTORS

         Investment in the Notes involves various risks, including the following principal factors, which, together with the other matters set forth herein or incorporated by reference herein, should be carefully considered by prospective investors. See "Private Securities Litigation Reform Act Safe Harbor Statement" relating to certain forward-looking statements in this Prospectus.

SIGNIFICANT LEVERAGE AND DEBT SERVICE

         After consummation of this Exchange Offer, the Company will continue to have indebtedness which is substantial in relation to its shareholders' equity, as well as interest and debt service requirements that are significant compared to its cash flow from operations. As of December 31, 1997, on a pro forma basis after giving effect to the Offering and the application of the net proceeds therefrom, the Company would have had approximately $369.5 million of debt outstanding, which represented 69.4% of total pro forma capitalization. In addition, on December 31, 1997, on a pro forma basis after giving effect to the Offering and the application of the net proceeds therefrom, the Company would have had approximately $85.0 million available for borrowing under the revolving portion of the Credit Facility. See "Capitalization."

         The degree to which the Company is leveraged could have important consequences to holders of the Notes, including but not limited to the following: (i) a substantial portion of the Company's cash flow from operations must be dedicated to debt service and will not be available for operations, capital expenditures, acquisitions and other purposes; (ii) the Company's ability  to obtain  additional  financing  in the future  for  working  capital, capital expenditures, acquisitions or general corporate purposes may be impaired; and (iii) certain of the Company's borrowings, including its borrowings under the Credit Facility, are and will continue to be at variable rates of interest, which exposes the Company to the risk of increased interest rates.

         The Company's ability to pay principal and interest on the Notes and to satisfy its other obligations will depend upon the Company's future operating performance, which will be affected by the Company's ability to effectively integrate acquired businesses, including Linvatec, with the Company's operations and by prevailing economic conditions and financial, business and other factors, many of which are beyond the Company's control. See "-- Ability to Integrate Linvatec" below. There can be no assurance that the Company's operating results will be sufficient for the Company to meet its obligations. If the Company is unable to service its indebtedness, it will be forced to adopt an alternative strategy that may include actions such as forgoing acquisitions, reducing or delaying capital expenditures, selling assets, restructuring or refinancing its indebtedness or seeking additional equity capital. There can be no assurance that any of these strategies could be implemented on terms acceptable to the Company, if at all. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" in the Company's Form 10-K.

ABILITY TO INTEGRATE LINVATEC

         The Company's success is dependent in part upon its ability to effectively integrate Linvatec with the Company's operations. In the Linvatec Acquisition, which represents the Company's largest acquisition to date, the Company acquired products not previously manufactured or sold by the Company and substantially increased its international presence. The Company has entered into arrangements with Zimmer, Inc. ("Zimmer"), a subsidiary of BMS, for distribution of the Company's small bone, large bone and specialty powered instruments in the United States. The integration and consolidation of the Linvatec Acquisition will require substantial management time and other resources and may pose risks with respect to production, sales, customer service and market share. While the Company believes that it has sufficient management and other resources to accomplish the integration of the Linvatec Acquisition, there can be no assurance in this regard or that the Company will not experience difficulties with customers, suppliers, personnel or others. In addition, there can be no assurance that the Company will be able to achieve any cost savings from the
Linvatec Acquisition. Although the Company believes that the Linvatec Acquisition will enhance the competitive position and business prospects of the Company, there can be no assurance that such benefits will be realized, that the distribution arrangements with Zimmer will be sufficient and not be terminated or that the combination of CONMED and Linvatec will be more successful than both such companies would have been if they had remained independent. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--General" and "Business--Strategy" in the Company's Form 10-K.

         As a result of the Linvatec Acquisition, the Company's international sales increased from 14% of total 1997 sales to 22% of total 1997 sales on a pro forma basis. The Company has entered into distribution and transitional agreements with respect to Linvatec's international business with affiliates of BMS, the former parent of Linvatec. See "Business--Marketing" in the Company's Form 10-K. The Company intends to replace such transitional services with its own operations and other distribution arrangements and in some cases has already begun to do so. There can be no assurance that the transitional services will be sufficient to maintain the Company's international business acquired in the Linvatec Acquisition, that the Company will be able to successfully replace the transitional services and distribution arrangements provided by BMS affiliates with its own services and arrangements or that the Company will be able to expand its international business during or following the transition.

EFFECTS OF ACQUISITIONS GENERALLY

         An important element of the Company's business strategy has been to expand through acquisitions and the Company may seek to pursue acquisitions in the future. Most recently, in July 1997, the Company acquired a surgical suction instrument and tubing product line from Davol (the "Davol Acquisition") and, in December 1997, acquired Linvatec. The success of the Company is dependent in part upon its ability to effectively integrate acquired operations with the Company's operations. While the Company believes that it has sufficient management and other resources to accomplish the integration of its past and future acquisitions, there can be no assurance in this regard or that the Company will not experience difficulties with customers, suppliers, personnel or others. In addition, there can be no assurance that the Company will be able to identify and make acquisitions on acceptable terms or that the Company will be able to obtain financing for such acquisitions on acceptable terms. In addition, the financial performance of the Company is now and will continue to be subject to various risks associated with the acquisition of businesses, including the financial effects associated with the integration of such businesses.

         The Indenture and the Credit Facility contain certain restrictive covenants which will affect, and in many respects significantly limit or prohibit, among other things, the ability of the Company to engage in mergers and acquisitions. These covenants may prevent the Company from pursuing acquisitions, which would result in lower levels of growth for the Company in the future. See "Description of the Credit Facility" and "Description of New Notes."

LIMITATIONS IMPOSED BY CERTAIN INDEBTEDNESS

         The Indenture contains certain restrictive covenants which will affect, and in many respects significantly limit or prohibit, among other things, the ability of CONMED and its Restricted Subsidiaries (as defined) to incur indebtedness, make prepayments of certain indebtedness, make investments, engage in transactions with affiliates, sell assets, engage in mergers and acquisitions and realize important elements of its business strategy. The Credit Facility contains similar and more restrictive covenants, including a restriction on the repayment and prepayment of principal on the Notes, and, like the Indenture, requires the Company to meet certain financial ratios and tests. These covenants may prevent the Company from integrating its acquired businesses, pursuing acquisitions, significantly limit the operating and financial flexibility of the Company and limit its ability to respond to changes in its business or competitive activities. The ability of the Company to comply with such provisions may be affected by events beyond its control. In the event of any default under the Credit Facility or the Indenture, the Credit Facility lenders could elect to declare all amounts borrowed under the Credit Facility, together with accrued interest, to be due and payable. If the Company were unable to repay such borrowings, the lenders thereunder could proceed against the collateral securing the Credit Facility, which consists of substantially all of the property and assets of CONMED and its subsidiaries. If the indebtedness under the Credit Facility were to be accelerated, there can be no assurance that the assets of CONMED and its subsidiaries would be sufficient to repay such indebtedness and the Notes (which are subordinated in right of payment to such indebtedness) in full. See "Description of the Credit Facility" and "Description of New Notes."

SIGNIFICANT COMPETITION AND OTHER MARKET CONSIDERATIONS

         The market for the Company's products is highly competitive. Many of these competitors offer a range of products in areas other than those in which the Company competes, which may make such competitors more attractive to GPOs, hospitals and others. In addition, many of the Company's competitors are larger and have greater financial resources than the Company and offer a range of products broader than the Company's. Competitive pricing pressures or the introduction of new products by the Company's competitors could have an adverse effect on the Company's revenues and profitability. Some of the companies with which the Company now competes or may compete in the future have or may have more extensive research, marketing and manufacturing capabilities and significantly greater technical and personnel resources than the Company, and may be better positioned to continue to improve their technology in order to compete in an evolving industry. See "Business--Competition" in the Company's Form 10-K.

         Demand for and use of the Company's products may fluctuate as a result of changes in surgeon preferences, the introduction of new products or new features to existing products, the introduction of alternative surgical technology and advances in surgical procedures and discoveries or developments in the health care industry. In recent years, the health care industry has undergone significant change driven by various efforts to reduce costs, including efforts at national health care reform, trends toward managed care, cuts in Medicare, consolidation of health care distribution companies and collective purchasing arrangements by office-based health care practitioners. There can be no assurance that demand for the Company's products will not be adversely affected by such fluctuations and trends.

PATENTS AND PROPRIETARY TECHNOLOGY

         Much of the technology used in the markets in which the Company competes is covered by patents. The Company has numerous U.S. patents and corresponding foreign patents on products expiring at various dates from 1998 through 2015 and has additional patent applications pending. See "Business--Research and Development Activities" in the Company's Form 10-K. Although the Company does not rely solely on its patents to maintain its competitive position, the loss of the Company's patents could reduce the value of the related products and any related competitive advantage. Competitors may also be able to design around the Company's patents and effectively compete with the Company's products. In addition, the cost to prosecute infringements of the Company's patents or the cost to defend the Company against patent infringement actions by others could be substantial. There can be no assurance that pending patent applications will result in issued patents, that patents issued to or licensed by the Company will not be challenged by competitors or that such patents will be found to be valid or sufficiently broad to protect the Company's technology or provide the Company with a competitive advantage.

GOVERNMENT REGULATION OF PRODUCTS

         All of the Company's products are classified as medical devices subject to regulation by the Food and Drug Administration (the "FDA"). As a manufacturer of medical devices, the Company's manufacturing processes and facilities are subject to on-site inspection and continuing review by the FDA to insure compliance with "Good Manufacturing Practices," as defined by the FDA. Failure to comply with applicable requirements can result in fines, recall or seizure of products, total or partial suspension of production, withdrawal of existing product approvals or clearances, refusal to approve or clear new applications or notices and criminal prosecution. Many of the Company's products are also subject to industry-set standards.

         Foreign sales are also subject to substantial government regulation. For example, the Company's European Community sales are subject to government regulations known as the "CE" mark certification. Although a majority of the Company's products have received "CE" mark certification and the Company believes its products meet all applicable requirements for "CE" mark certification, there can be no assurance that all of the Company's products will receive a "CE" mark certification prior to the date that such certification is required to continue to market such products.

         The Company is subject to product recall. The Company's product lines have experienced a number of product recalls. The Company has completed actions to close all these recalls except one which the Company is currently addressing. See "Business--Government Regulation" in the Company's Form 10-K. Although no recall or production matter has had a material adverse effect on the Company's financial condition, there can be no assurance to this effect in the future.

RISKS RELATING TO INTERNATIONAL OPERATIONS

         A portion of the Company's operations are conducted outside the United States, with 22% of the Company's pro forma 1997 net sales constituting foreign sales. As a result of its international operations, the Company is subject to risks associated with operating in foreign countries, including devaluations and fluctuations in currency exchange rates, imposition of limitations on conversions of foreign currencies into dollars or remittance of dividends and other payments by foreign subsidiaries, imposition or increase of withholding and other taxes on remittances and other payments by foreign subsidiaries, trade barriers, political risks, including political instability, hyperinflation in certain foreign countries and imposition or increase of investment and other restrictions by foreign governments. There can be no assurance that such risks will not have a material adverse effect on the Company's business and results of operations.

RISK OF PRODUCT LIABILITY ACTIONS

         The nature of the Company's products as medical devices and today's litigious environment in the United States should be regarded as potential risks that could significantly and adversely affect the Company's financial condition and results of operations. The Company maintains insurance to protect against claims associated with the use of its products, but there can be no assurance that its insurance coverage would adequately cover the amount or nature of any claim asserted against the Company. See "Business--Legal Proceedings" in the Company's Form 10-K.

ENVIRONMENTAL MATTERS

         The Company's operations are subject to a number of environmental laws and regulations governing, among other things, air emissions, wastewater discharges, hazardous substances and waste disposal. Certain environmental laws can impose liability for the entire cost of environmental remediation upon current or former property owners and operators without regard to fault. While the Company does not believe that the present costs of environmental compliance and remediation are material, there can be no assurance that future compliance or remedial obligations could not have a material adverse effect on the Company's financial condition or results of operations. See "Business--Environmental Matters" in the Company's Form 10-K.

SUBORDINATION

         The payment of principal, premium, if any, and interest and Liquidated Damages, if any, on the Notes will be subordinated to the prior payment in full of all existing and future Senior Debt of the Company, including secured indebtedness under the Credit Facility, and, therefore, in the event of the bankruptcy, liquidation or reorganization of the Company, the assets of the Company will not be available to pay obligations under the Notes until all such Senior Debt has been paid in full. Furthermore, any payment with respect to a Guarantee also is subordinated to the payment of Senior Debt of that Guarantor, including the Guarantor's guarantee of the Company's obligations under the Credit Facility. As a result, there may not be sufficient assets remaining after such bankruptcy, liquidation or reorganization to pay amounts due on the Notes. As of December 31, 1997, on a pro forma basis after giving effect to the Offering and the application of the estimated net proceeds therefrom, the Company would have had $239.5 million of Senior Debt outstanding and the Guarantors would have had no Senior Debt outstanding other than guarantees by the Guarantors of the Company's obligations under the Credit Facility. In addition, as of December 31, 1997, on a pro forma basis after giving effect to the Offering and the application of the estimated net proceeds therefrom, the Company would have had approximately $85.0 million available for borrowings under the Credit Facility. The Indenture permits the Company to incur additional Indebtedness, including Senior Debt, from time to time, subject to certain limitations.

         The subordination provisions of the Indenture provide that no payment may be made by the Company with respect to the Notes or by any Guarantor with respect to its Guarantee upon the occurrence of a default in the payment of principal, premium, if any, or interest on certain Designated Senior Debt (as defined herein) or a default of any other type if as a result thereof such Designated Senior Debt is accelerated in accordance with its terms. In addition, upon the occurrence of any other event entitling the holders of such Designated Senior Debt to accelerate the maturity thereof and receipt by the Trustee (as defined herein) of written notice of such occurrence, the holders of such Designated Senior Debt will be able to block payment on the Notes for specified periods of time. All indebtedness outstanding under the Credit Facility constitutes Designated Senior Debt. If the Company fails to make any payment on the Notes when due or within any applicable grace period, whether or not on account of the payment blockage provisions referred to above, such failure would nonetheless constitute an event of default under the Indenture and would entitle the holders of the Notes to accelerate the maturity thereof. See "Description of New Notes--Subordination."

POTENTIAL INABILITY TO EFFECT A CHANGE OF CONTROL OFFER OR AN ASSET SALE OFFER

         Upon a Change of Control (as defined), the holders of the Notes will be entitled to require the Company to repurchase their Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the repurchase date. In addition, certain asset sales by the Company may require the Company to make an offer to repurchase Notes with the proceeds of such asset sales at a purchase price equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, to the repurchase date. However, the Credit Facility prohibits the purchase of the Notes by the Company unless and until the indebtedness under the Credit Facility is repaid in full and the Credit Facility has been terminated. Furthermore, a Change of Control would also constitute a change of control as defined in the Credit Facility and would constitute an event of default under the Credit Facility. The Company's failure to purchase the Notes would result in a default under the Indenture. The inability to repay the indebtedness under the Credit Facility, if accelerated, would also constitute an event of default under the Indenture, which could have adverse consequences to the Company and the holders of the Notes. In such event, there can be no assurance that the Company would have sufficient assets to satisfy all of its obligations under the Credit Facility and the Notes. See "Description of New Notes--Repurchase at the Option of Holders."

FRAUDULENT CONVEYANCE; PREFERENTIAL TRANSFER

         Various fraudulent conveyance laws have been enacted for the protection of creditors and may be utilized by a court to subordinate or avoid the Notes or any Guarantee in favor of other existing or future creditors of the Company or of a Guarantor.

         If the court in a lawsuit brought by an unpaid creditor or representative of creditors, such as a trustee in bankruptcy of the Company or of a Guarantor, as the case may be, as a debtor-in-possession, were to find under relevant federal or state fraudulent conveyance statutes that the Company or such Guarantor, as the case may be, (x) intended to hinder, delay or defraud any existing or future creditor or contemplated insolvency with a design to prefer one or more creditors to the exclusion in whole or in part of others or
(y) did not receive fair consideration or reasonably equivalent value for incurring the indebtedness represented by the Old Notes or the Guarantees and that, at the time of such incurrence, the Company or such Guarantor (i) was insolvent, (ii) was rendered insolvent by reason of such incurrence, (iii) was engaged or was about to engage in a business or transaction for which the assets remaining with the Company or such Guarantor constituted unreasonably small capital to carry on its business or (iv) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured, such court, subject to applicable statutes of limitation, could avoid the Company's obligations under the Notes or such Guarantor's obligations under its Guarantee, subordinate the Notes or such Guarantee to other indebtedness of the Company or such Guarantor or take other action detrimental to the holders of the Notes.

         The  majority  of  the  Company's   operations  are  conducted  through
subsidiaries, and the Company therefore relies on distributions from its subsidiaries for the funds to service its indebtedness, including payment of principal of and interest on the Notes. To the extent that any Guarantees were voided as a fraudulent conveyance or held unenforceable for any other reason, Holders of the Notes would cease to have any claim in respect of such Guarantor and would be creditors solely of the Company and any Guarantor whose Guarantee was not voided or held unenforceable. In such event, the claims of the Holders of the Notes against the issuer of an invalid Guarantee would be subject to the prior payment of all liabilities and preferred equity interests, if any, of such Guarantor. There can be no assurance that, after providing for all prior claims and preferred equity interests, if any, there would be sufficient assets to satisfy the claims of the Holders of the Notes relating to any voided portions of any of the Guarantees.

         The measure of insolvency for these purposes will vary depending upon the law of the jurisdiction being applied. Generally, however, a company will be considered insolvent for these purposes if the sum of that company's debts is greater than all that company's property at a fair valuation, or if the present fair salable value of that company's assets is less than the amount that would be required to pay its probable liability on its existing debts as they become absolute and matured. Moreover, regardless of solvency, a court could avoid an incurrence of indebtedness, including the Notes or a Guarantee, if it determined that such transaction was made with intent to hinder, delay or defraud creditors, or a court could subordinate the indebtedness, including the Notes or a Guarantee, to the claims of all existing and future creditors on similar grounds. Based upon financial and other information currently available to it, management of the Company believes the Company and each Guarantor is solvent. However, there can be no assurance as to what standard a court would apply in order to determine whether the Company or a Guarantor was "insolvent" upon consummation of the sale of the Old Notes and the granting of the Guarantees.

         Additionally, under federal bankruptcy or applicable state insolvency law, if certain bankruptcy or insolvency proceedings were initiated by or against the Company or a Guarantor within 90 days after any payment by the Company with respect to the Notes or any payment by a Guarantor with respect to its Guarantee or if the Company or a Guarantor anticipated becoming insolvent at the time of such payment, all or a portion of such payment could be avoided as a preferential transfer and the recipient of such payment could be required to return such payment.

ABSENCE OF PUBLIC MARKET FOR THE NOTES

         The New Notes are new securities for which there is currently no market. Although the Initial Purchasers have informed the Company that they currently intend to make a market in the New Notes and the Old Notes, they are not obligated to do so and any such market making may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the Notes, the ability of holders to sell the Notes or the price at which holders would be able to sell the Notes. Future trading prices of the Notes will depend on many factors, including, among other things, prevailing interest rates, the Company's operating results, the market for similar securities and, in the case of the Old Notes, the restrictions on transfer with respect thereto. Historically, the market for securities similar to the New Notes, including non-investment grade debt, has been subject to disruptions that have caused substantial volatility in the prices of such securities. There can be no assurance that any market for the New Notes, if such market develops, will not be subject to similar disruptions. In connection with the issuance of the Old Notes, the Company arranged for the Old Notes to be designated for trading in the Nasdaq Stock Market's Portal Market(sm). The Company does not intend to apply for listing of either the Old Notes or the New Notes on any securities exchange or for quotation through the National Association of Securities Dealers, Inc.'s Automated Quotation System.

         Notwithstanding the registration of the New Notes in the Exchange Offer, each holder that may be deemed an "affiliate" (as defined under Rule 405 under the Securities Act) of the Company will represent to the Company that such holder understands and acknowledges that the New Notes may not be offered for resale, resold or otherwise transferred by that holder without registration under the Securities Act or exemption therefrom.

         Each broker-dealer or other dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer or other dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution."

EXCHANGE OFFER PROCEDURES

         Issuance of the New Notes in exchange for Old Notes pursuant to the Exchange Offer will be made only after a timely receipt by the Company of such Old Notes, a properly completed and duly executed Letter of Transmittal and all other required documents. Therefore, holders of the Old Notes desiring to tender such Old Notes in exchange for New Notes should allow sufficient time to ensure timely delivery. The Company is under no duty to give notification of defects or irregularities with respect to the tenders of Old Notes for exchange. Old Notes that are not tendered or are tendered but not accepted will, following the consummation of the Exchange Offer, continue to be subject to the existing restrictions upon transfer thereof and, upon consummation of the Exchange Offer, the registration rights under the Registration Rights Agreement will terminate. In addition, any holder of Old Notes who tenders in the Exchange Offer for the purpose of participating in a distribution of the New Notes may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution." To the extent that Old Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Old Notes could be adversely affected. See "The Exchange Offer."

CONSEQUENCES OF THE EXCHANGE OFFER ON NON-TENDERING HOLDERS OF THE OLD NOTES AND BROKER-DEALERS RECEIVING NEW NOTES

         The Company intends for the Exchange Offer to satisfy its registration obligations under the Registration Rights Agreement. If the Exchange Offer is consummated, the Company does not intend to file further registration statements for the sale or other disposition of Old Notes. Consequently, following completion of the Exchange Offer, holders of Old Notes seeking liquidity in their investment would have to rely on an exemption to the registration requirements under applicable securities laws, including the Securities Act, with respect to any sale or other disposition of the Old Notes. In addition, broker-dealers that receive New Notes in exchange for Old Notes acquired in market-making activities or other trading activities must deliver a prospectus in connection with any resale of such New Notes. The Company has agreed to use its best efforts to maintain this registration statement effective for 90 days from the consummation of the Exchange Offer and amend or supplement this Prospectus for such purpose. Thereafter, the Company has no obligation to furnish broker-dealers holding New Notes with a prospectus to deliver in connection with any such resale. See "The Exchange Offer" and "Plan of Distribution."


                                 USE OF PROCEEDS

         The Company will not receive any cash proceeds from the issuance of the New Notes offered hereby. In consideration for issuing the New Notes as contemplated in this Prospectus, the Company will receive in exchange Old Notes in like principal amount, the terms of which are the same in all material respects as the form and terms of to the New Notes, except that the New Notes have been registered under the Securities Act and will not contain terms restricting the transfer thereof. The Old Notes surrendered in exchange for the New Notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the New Notes will not result in any increase in the indebtedness of the Company.

         The net proceeds received by the Company from the offering of the Old Notes were approximately $125.5 million. The Company used the net proceeds from the Offering to reduce outstanding term loans under the Credit Facility. The term loans are repayable in quarterly installments over a five- or seven-year period commencing March 31, 1998. At December 31, 1997, the amount outstanding under the Credit Facility was $365 million and the blended interest rate for the Credit Facility was 8.06%. The applicable margin for all variable rate borrowings under the Credit Facility declined by 0.25% by reason of consummation of the Offering and the application of the net proceeds therefrom to repay term loans under the Credit Facility. The indebtedness repaid under the Credit Facility was incurred in the financing of the Linvatec Acquisition.


                               THE EXCHANGE OFFER

GENERAL

         In connection with the sale of the Old Notes, the purchasers thereof became entitled to the benefits of certain registration rights (the "Registration Rights"). Pursuant to the Registration Rights Agreement, the Company agreed to use its reasonable best efforts, at its cost, to file and cause to become effective the Exchange Offer Registration Statement with respect to the Exchange Offer to exchange the New Notes for the Old Notes. Upon such registration statement being declared effective, the Company has agreed to offer the New Notes in return for surrender of the Old Notes. For each Old Note surrendered to the Company under the Exchange Offer, the Holder will receive a New Note of equal principal amount. The Indenture provides that the New Notes and the Old Notes will constitute one class of securities for all purposes, will vote and consent together on all matters as one class and will not have the right to vote or consent as a separate class on any matter.

         If (i) the Company is not permitted to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy or (ii) any Holder of Transfer Restricted Securities holding more than $5.0 million in aggregate principal amount of Transfer Restricted Securities notifies the Company (A) that it is prohibited by law or Commission policy from participating in the Exchange Offer, (B) that it may not resell the New Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus (as amended or supplemented) contained in the Exchange Offer Registration Statement is not appropriate or available for such resales or (C) that it is a broker-dealer and owns Old Notes acquired directly from the Company or an affiliate of the Company, the Company will file with the Commission the Shelf Registration Statement to cover resales of the Old Notes by the Holders thereof who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement. For purposes of the foregoing, "Transfer Restricted Securities" means each Old Note until the earlier of (i) the date on which such Old Note has been exchanged by a person other than a broker-dealer for a New Note in the Exchange Offer, (ii) following the exchange by a broker-dealer in the Exchange Offer of an Old Note for a New Note, the date on which such New Note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement, (iii) the date on which such Old Note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement, (iv) the date on which such Old Note is available for distribution to the public pursuant to Rule 144(k) under the Securities Act (or any successor provision), or (v) the date on which such Note is no longer outstanding.

         The Company has not requested, and does not intend to request, an interpretation by the staff of the Commission with respect to whether the New Notes issued pursuant to the Exchange Offer in exchange for the Old Notes may be offered for sale, resold or otherwise transferred by any Holder without compliance with the registration and prospectus delivery provisions of the Securities Act. Based on no-action letters issued by the staff of the Commission to third parties, the Company believes that the New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by holders thereof (other than any such holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities
Act) without compliance with the registration and prospectus delivery requirements of the Securities Act provided that such New Notes are acquired in the ordinary course of such holders' business and such holders have no arrangement with any person to participate in the distribution (within the meaning of the Securities Act) of such New Notes. Since the Commission has not considered the Exchange Offer in the context of a no-action letter, there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer. Any holder of Old Notes who tenders in the Exchange Offer for the purpose of participating in a distribution of the New Notes will not be permitted to rely on such interpretation by the staff of the Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

         Each broker-dealer that receives New Notes for its own account in the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 90 days after the Expiration Date, with certain exceptions, it will make this Prospectus and any amendment or supplement to this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

         Following the consummation of the Exchange Offer, Holders of the Old Notes who did not tender their Old Notes will not have any further registration rights under the Registration Rights Agreement, and such Old Notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for such Old Notes could be adversely affected. See "Risk Factors -- Exchange Offer Procedures" and "-- Consequences of the Exchange Offer on Non-Tendering Holders of the Old Notes."

TERMS OF THE EXCHANGE OFFER

         Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, the Company will accept any and all Old Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date. The Company will issue $1,000 principal amount of New Notes in exchange for $1,000 principal amount of outstanding Old Notes accepted in the Exchange Offer. Holders may tender some or all of their Old Notes pursuant to the Exchange Offer. Holders of Old Notes are not required to tender their Old Notes in the Exchange Offer. However, Old Notes may be tendered only in integral multiples of $1,000.

         The form and terms of the New Notes will be the same as the form and terms of the Old Notes except that (i) the New Notes bear a different CUSIP number from the Old Notes, (ii) the New Notes have been registered under the Securities Act and therefore will not bear legends restricting the transfer thereof and (iii) the holders of the New Notes will not be entitled to certain rights under the Registration Rights Agreement, including the provisions providing for Liquidated Damages in certain circumstances relating to the timing of the Exchange Offer, all of which rights will terminate upon consummation of the Exchange Offer. The New Notes will evidence the same debt as the Old Notes and will be entitled to the benefits of the Indenture.

         As of the date of this Prospectus, $130,000,000 aggregate principal amount of the Old Notes was outstanding.

         The Company intends to conduct the Exchange Offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder, including Rule 14e-1 thereunder.

         This Prospectus, together with the accompanying letter of transmittal (the "Letter of Transmittal"), is being sent to all registered holders as of _____ __, 1998 (the "Record Date").

         The Company shall be deemed to have accepted validly tendered Old Notes when, as and if it has given oral or written notice thereof to First Union National Bank (the "Exchange Agent"). See "Exchange Agent." The Exchange Agent will act as agent for the tendering holders of Old Notes for the purpose of receiving New Notes from the Company and delivering New Notes to such holders.

         If any tendered Old Notes are not accepted for exchange because of an invalid tender or the occurrence of certain other events set forth herein, certificates for any such unaccepted Old Notes will be returned, without expense, to the tendering holder thereof as promptly as practicable after the Expiration Date.

         The Company has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers or others soliciting acceptances of the Exchange Offer. Holders of Old Notes who tender in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Notes pursuant to the Exchange Offer. The Company will pay all charges and expenses, other than certain applicable taxes, in connection with the Exchange Offer. See "Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

         The term "Expiration Date" shall mean ________ __, 1998, unless the Company, in its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date to which the Exchange Offer is extended.

         In order to extend the Expiration Date, the Company will notify the Exchange Agent of any extension by oral or written notice and will mail to the record holders of Old Notes an announcement thereof, prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Such announcement may state that the Company is extending the Exchange Offer for a specified period of time.

         The Company reserves the right (i) to delay acceptance of any Old Notes, to extend the Exchange Offer or to terminate the Exchange Offer and to refuse to accept Old Notes not previously accepted, if any of the conditions set forth herein under "Termination" shall have occurred and shall not have been waived by the Company (if permitted to be waived by the Company), by giving oral or written notice of such delay, extension or termination to the Exchange Agent, and (ii) to amend the terms of the Exchange Offer in any manner deemed by it to be advantageous to the holders of the Old Notes. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof. If the Exchange Offer is amended in a manner determined by the Company to constitute a material change, the Company will promptly disclose such amendment in a manner reasonably calculated to inform the holders of the Old Notes of such amendment.

         Without limiting the manner in which the Company may choose to make public announcements of any delay in acceptance, extension, termination or amendment of the Exchange Offer, the Company shall have no obligation to publish, advertise, or otherwise communicate any such public announcement, other than by making a timely release to the Dow Jones News Service.

INTEREST ON THE NEW NOTES

         The New Notes will bear interest from March 5, 1998, payable semiannually on March 15 and September 15 of each year, commencing on September 15, 1998, at the rate of 9% per annum. Holders of Old Notes whose Old Notes are accepted for exchange will be deemed to have waived the right to receive any payment in respect of interest on the Old Notes accrued from March 5, 1998 until the date of the issuance of the New Notes. Consequently, holders who exchange their Old Notes for New Notes will receive the same interest payment on September 15, 1998 (the first interest payment date with respect to the Old Notes and the New Notes) that they would have received had they not accepted the Exchange Offer.

PROCEDURES FOR TENDERING

         To tender in the Exchange Offer, a holder must complete, sign and date the Letter of Transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the Letter of Transmittal, and mail or otherwise deliver such Letter of Transmittal or such facsimile, together with the Old Notes (unless such tender is being effected pursuant to the procedure for book-entry transfer described below) and any other required documents, to the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date.

         Any financial institution that is a participant in the Book-Entry Transfer Facility system of the Depository Trust Company ("DTC") may make book-entry delivery of the Old Notes by causing DTC to transfer such Old Notes into the Exchange Agent's account in accordance with DTC's procedure for such transfer. Although delivery of Old Notes may be effected through book-entry transfer into the Exchange Agent's account at DTC, the Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received or confirmed by the Exchange Agent at its address set forth herein under "Exchange Agent" prior to 5:00 p.m., New York City time, on the Expiration Date. DELIVERY OF DOCUMENTS TO DTC IN ACCORDANCE WITH ITS PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

         The tender by a holder of Old Notes will constitute an agreement between such holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

         Delivery of all documents must be made to the Exchange Agent at its address set forth herein. Holders may also request that their respective brokers, dealers, commercial banks, trust companies or nominees effect such tender for such holders.

         The method of delivery of Old Notes and the Letter of Transmittal and all other required documents to the Exchange Agent is at the election and risk of the holders. Instead of delivery by mail, it is recommended that holders use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery. No Letter of Transmittal or Old Notes should be sent to the Company.

         Only a holder of Old Notes may tender such Old Notes in the Exchange Offer. The term "holder" with respect to the Exchange Offer means any person in whose name Old Notes are registered on the books of the Company or any other person who has obtained a properly completed bond power from the registered holder, or any person whose Old Notes are held of record by DTC who desires to deliver such Old Notes by book-entry transfer at DTC.

         Any beneficial holder whose Old Notes are registered in the name of his broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on his behalf. If such beneficial holder wishes to tender on his own behalf, such beneficial holder must, prior to completing and executing the Letter of Transmittal and delivering his Old Notes, either make appropriate arrangements to register ownership of the Old Notes in such holder's name or obtain a properly completed bond power from the registered holder. The transfer of record ownership may take considerable time.

         Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act (an "Eligible Institution") unless the Old Notes tendered pursuant thereto are tendered (i) by a registered holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution.

         If the Letter of Transmittal is signed by a person other than the registered holder of any Old Notes listed therein, such Old Notes must be endorsed or accompanied by appropriate bond powers which authorize such person to tender the Old Notes on behalf of the registered holder, in either case signed as the name of the registered holder or holders appears on the Old Notes.

         If the Letter of Transmittal or any Old Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by the Company, evidence satisfactory to the Company of their authority to so act must be submitted with the Letter of Transmittal.

         By tendering in the Exchange Offer, each holder will represent to the Company that, among other things, (i) the New Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such New Notes, whether or not such person is a holder, (ii) neither the holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of such New Notes and (iii) the holder and such other person acknowledge that if they participate in the Exchange Offer for the purpose of distributing the New Notes (a) they must, in the absence of an exemption therefrom, comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the New Notes and cannot rely on the no-action letters referenced above and (b) failure to comply with such requirements in such instance could result in such holder incurring liability under the Securities Act for which such holder is not indemnified by the Company. Further, by tendering in the Exchange Offer, each holder that may be deemed an "affiliate" (as defined under Rule 405 under the Securities Act) of the Company will represent to the Company that such holder understands and acknowledges that the New Notes may not be offered for resale, resold or otherwise transferred by that holder without registration under the Securities Act or exemption therefrom.

         All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of the tendered Old Notes will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Old Notes not properly tendered or any Old Notes the Company's acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the absolute right to waive any irregularities or conditions of tender as to particular Old Notes. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as the Company shall determine. Neither the Company, the Exchange Agent nor any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of Old Notes nor shall any of them incur any liability for failure to give such notification. Tenders of Old Notes will not be deemed to have been made until such irregularities have been cured or waived. Any Old Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned without cost by the Exchange Agent to the tendering holder of such Old Notes unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

         In addition,  the Company  reserves the right in its sole discretion to
(a) purchase or make offers for any Old Notes that remain outstanding subsequent to the Expiration Date, or, as set forth under "Termination," to terminate the Exchange Offer and (b) to the extent permitted by applicable law, purchase Old Notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers may differ from the terms of the Exchange Offer.

GUARANTEED DELIVERY PROCEDURES

         Holders who wish to tender their Old Notes and (i) whose Old Notes are not immediately available, or (ii) who cannot deliver their Old Notes, the Letter of Transmittal or any other required documents to the Exchange Agent prior to the Expiration Date, or if such Holder cannot complete the procedure for book-entry transfer on a timely basis, may effect a tender if:

         (a) The tender is made through an Eligible Institution;

         (b) Prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the holder of the Old Notes, the certificate number or numbers of such Old Notes and the principal amount of Old Notes tendered, stating that the tender is being made thereby, and guaranteeing that, within five business days after the Expiration Date, the Letter of Transmittal (or facsimile thereof), together with the certificate(s) representing the Old Notes to be tendered in prior form for transfer and any other documents required by the Letter of Transmittal, will be deposited by the Eligible Institution with the Exchange Agent; and

         (c) Such properly completed and executed Letter of Transmittal (or facsimile thereof), together with the certificate(s) representing all tendered Old Notes in proper form for transfer (or confirmation of a book-entry transfer into the Exchange Agent's account at DTC of Old Notes delivered electronically) and all other documents required by the Letter of Transmittal are received by the Exchange Agent within five business days after the Expiration Date.

WITHDRAWAL OF TENDERS

         Except as otherwise provided herein, tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the business day prior to the Expiration Date, unless previously accepted for exchange.

         To withdraw a tender of Old Notes in the Exchange Offer, a written or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the business day prior to the Expiration Date and prior to acceptance for exchange thereof by the Company. Any such notice of withdrawal must (i) specify the name of the person having deposited the Old Notes to be withdrawn (the "Depositor"), (ii) identify the Old Notes to be withdrawn (including the certificate number or numbers and principal amount of such Old Notes), (iii) be signed by the Depositor in the same manner as the original signature on the Letter of Transmittal by which such Old Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to permit the Trustee with respect to the Old Notes to register the transfer of such Old Notes into the name of the Depositor withdrawing the tender and (iv) specify the name in which any such Old Notes are to be registered, if different from that of the Depositor. All questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices will be determined by the Company, whose determination will be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no New Notes will be issued with respect thereto unless the Old Notes so withdrawn are validly re-tendered. Any Old Notes which have been tendered but which are not accepted for exchange will be returned to the holder thereof without cost to such holder as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Notes may be retendered by following one of the procedures described above under "Procedures for Tendering" at any time prior to the Expiration Date.

CONSEQUENCES OF FAILURE TO EXCHANGE

         As a result of the making of this Exchange Offer, the Company will have fulfilled one of its obligations under the Registration Rights Agreement and, except as set forth herein, holders of Old Notes who do not tender their Old Notes will not have any further registration rights under the Registration Rights Agreement or otherwise. Accordingly, any holder of Old Notes that does not exchange that holder's Old Notes for New Notes will continue to hold the untendered Old Notes and will be entitled to all the rights and limitations applicable thereto under the Indenture, except to the extent such rights or limitations, by their terms, terminate or cease to have further effectiveness as a result of the Exchange Offer.

         The Old Notes that are not exchanged for New Notes pursuant to the Exchange Offer will remain restricted securities. Accordingly, without registration under the Securities Act, such Old Notes may be resold only (i) to the Company (upon redemption thereof or otherwise), (ii) pursuant to an effective registration statement under the Securities Act, (iii) so long as the Old Notes are eligible for resale pursuant to Rule 144A, to a qualified institutional buyer within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A, (iv) outside the United States to a foreign person pursuant to the exemption from the registration requirements of the Securities Act provided by Regulation S thereunder, or (v) pursuant to another available exemption from the registration requirements of the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States.

         Accordingly, if any Old Notes are tendered and accepted in the Exchange Offer, the trading market for the untendered Old Notes could be adversely affected. See "Risk Factors -- Consequences of the Exchange Offer on Non-Tendering Holders of the Old Notes" and "-- Termination of Certain Rights."

         Participation in the Exchange Offer is voluntary and holders should carefully consider whether to accept. Holders of the Old Notes are urged to consult their financial and tax advisors in making their own decision on what action to take.

TERMINATION

         Notwithstanding any other term of the Exchange Offer, the Company will not be required to accept for exchange, or exchange New Notes for, any Old Notes not theretofore accepted for exchange, and may terminate or amend the Exchange Offer as provided herein before the acceptance of such Old Notes if: (i) any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer, which, in the Company's judgment, might materially impair the Company's ability to proceed with the Exchange Offer, (ii) any law, statute, rule or regulation is proposed, adopted or enacted, or any existing law, statute rule or regulation is interpreted by the staff of the Commission in a manner, which, in the Company's judgment, might materially impair the Company's ability to proceed with the Exchange Offer, (iii) the consummation of the Exchange Offer would constitute an event of default or otherwise violate the Indenture or the Credit Agreement, or
(iv) the Company reasonably deems it advisable to terminate the Exchange Offer.

         If the Company determines that it may terminate the Exchange Offer, as set forth above, the Company may (i) refuse to accept any Old Notes and return any Old Notes that have been tendered to the holders thereof, (ii) extend the Exchange Offer and retain all Old Notes tendered prior to the Expiration of the Exchange Offer, subject to the rights of such holders of tendered Old Notes to withdraw their tendered Old Notes, or (iii) waive such termination event with respect to the Exchange Offer and accept all properly tendered Old Notes that have not been withdrawn. If such waiver constitutes a material change in the Exchange Offer, the Company will disclose such change by means of a supplement to this Prospectus that will be distributed to each registered holder of Old Notes, and the Company will extend the Exchange Offer for a period of five to ten business days, depending upon the significance of the waiver and the manner of disclosure to the registered holders of the Old Notes, if the Exchange Offer would otherwise expire during such period. See "Description of New Notes--Registration Rights; Liquidated Damages."

EXCHANGE AGENT

         First Union National Bank, the Trustee under the Indenture, has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance and requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent addressed as follows:

                   First Union National Bank
                   Corporate Trust Operations
                   1525 West W.T. Harris Boulevard
                   Charlotte, NC 28288-1153
                   Attention: W. Jeffrey Kramer
                   Facsimile Transmission:  (704) 247-1356
                   Confirm by by Telephone:  (704) 590-7408

FEES AND EXPENSES

         The expenses of soliciting tenders pursuant to the Exchange Offer will be borne by the Company. The principal solicitation for tenders pursuant to the Exchange Offer is being made by mail. Additional solicitations may be made by officers and employees of the Company and its affiliates in person, by telegraph or telephone.

         The Company will not make any payments to brokers, dealers or other persons soliciting acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse the Exchange Agent for its reasonable out-of-pocket expenses in connection therewith. The Company may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Prospectus, Letters of Transmittal and related documents to the beneficial owners of the Old Notes and in handling or forwarding tenders for exchange.

         The expenses to be incurred in connection with the Exchange Offer, including fees and expenses of the Exchange Agent and Trustee and accounting and legal fees, will be paid by the Company.

         The Company will pay all transfer taxes, if any, applicable to the exchange of Old Notes pursuant to the Exchange Offer. If, however, certificates representing New Notes or Old Notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the Old Notes tendered, or if tendered Old Notes are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of Old Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

ACCOUNTING TREATMENT

         No gain or loss for accounting purposes will be recognized by the Company upon the consummation of the Exchange Offer. The expenses of the Exchange Offer and the expenses related to the issuance of the Old Notes will be amortized by the Company over the term of the New Notes in accordance with generally accepted accounting principles.


                       DESCRIPTION OF THE CREDIT FACILITY

         In connection with the Linvatec Acquisition, the Company entered into a credit agreement dated December 29, 1997 with Chase Securities Inc., as arranger and as syndication agent, Salomon Brothers Holding Company, Inc, as documentation agent, and The Chase Manhattan Bank, as administrative agent, for a senior secured credit facility (the "Credit Facility") on the terms and subject to the conditions set forth below.

         The Credit Facility consists of term loans in an aggregate principal amount of $350 million (the "Term Loans"), letters of credit in a principal amount of $10 million (the "Letters of Credit") and a revolving credit facility (the "Revolving Credit Loans") in a principal amount of $100 million. As of March 31, 1998, Tranche A Term Loans in the aggregate amount of $___ million and Tranche B Term Loans in the amount of $___ million constituted the Term Loans. Borrowings under the Credit Facility bear interest at variable rates. Pursuant to the guarantee and collateral agreement dated December 31, 1997 (the "Guarantee and Collateral Agreement") made by the Company and its subsidiaries in favor of The Chase Manhattan Bank, as administrative agent, the subsidiaries of the Company have guaranteed the obligations of the Company under the Credit Facility and have granted to The Chase Manhattan Bank, in its capacity as administrative agent, a security interest in certain defined collateral owned or thereafter acquired by the Company and its subsidiaries. The collateral consists of substantially all of the personal property and assets of the Company and its subsidiaries.

         The Tranche A Term Loans are repayable over a five-year period in quarterly installments. The Tranche B Term Loans are repayable over a seven-year period in quarterly installments. The Letters of Credit expire no later than the earlier of (i) the first anniversary of its date of issuance and (ii) the date which is five business days prior to the scheduled revolving credit termination date of December 30, 2002, provided that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in (ii) above). The Revolving Credit Loans are scheduled to terminate and are repayable in full on December 30, 2002. The Company is generally required to make mandatory prepayments from net cash proceeds from any issue of equity and asset sales and also from any excess cash flow of the Company. The net proceeds from the sale of the Old Notes were used to prepay Term Loans. Mandatory prepayments shall be applied first to prepayment of the Term Loans and second to reduce permanently the Revolving Credit Loans.

         The Credit Facility contains customary representations and warranties, covenants and conditions to borrowing. In addition, the availability of funds under the Credit Facility is subject to significant conditions, including, without limitation, the accuracy of all representations and warranties contained in the Credit Facility and the absence of any default under the Credit Facility.

         The Credit Facility contains customary affirmative covenants including, without limitation, those that require the Company to furnish certified financial statements and other information to the administrative agent and each lender, to satisfy its material obligations, and to give the administrative agent and each lender notice of any default of any of the Company's obligations or any litigation affecting the Company involving more than $1,000,000.

         The Credit Facility contains customary negative covenants including, without limitation, those that require the Company to maintain certain quarterly financial and operating ratios and which restrict the Company and its subsidiaries from, among other things, incurring other indebtedness, entering into merger, consolidation or acquisition transactions, disposing of assets, making investments, loans or advances, making certain capital expenditure payments, creating any liens on the Company's assets, creating guarantee obligations and material lease obligations and entering into sale and leaseback transactions and transactions with affiliates. The Credit Facility also limits the Company's ability to pay dividends and make distributions on its common stock.

         The Credit Facility contains customary events of defaults, including, without limitation, the nonpayment of principal, interest, fees or other amounts of any of the Company's obligations, any representation or warranty given by the Company shall prove to be inaccurate, the commencement of any liquidation or similar proceeding involving the Company, the guarantee obligations under the Guarantee and Collateral Agreement ceasing to be in effect, the senior subordinated notes ceasing to be validly subordinated to the obligations of the guarantors under the Guarantee and Collateral Agreement, the occurrence of a change of control and any default with respect to other obligations of the Company and its subsidiaries.


                            DESCRIPTION OF NEW NOTES

         The Old Notes were, and the New Notes will be, issued pursuant to the Indenture (the "Indenture") among the Company, the Guarantors and First Union National Bank, as trustee (the "Trustee"), a copy of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The terms of the New Notes and the Old Notes will be substantially identical to each other, except for transferability. Under the terms of the Indenture, the covenants and events of default will apply equally to the New Notes and the Old Notes and the New Notes and the Old Notes will be treated as one class for all actions to be taken by the holders thereof and for determining their respective rights under the Indenture. The terms of the New Notes include those set forth in the Indenture and those made a part of the Indenture by reference to the Trust Indenture Act of 1939, as amended and as in effect on the date of the Indenture (the "Trust Indenture Act"). The Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the Trust Indenture Act for a statement thereof. A copy of the Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The Old Notes and the New Notes are referred to herein, collectively, as the "Notes."

         The following summary of certain provisions of the Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to the Indenture and the Notes, including the definitions therein of certain terms used below and those terms made a part thereof by the Trust Indenture Act. Capitalized terms that are used but not otherwise defined below under the caption "Certain Definitions" have the meaning assigned to them in the Indenture and such definitions are incorporated herein by reference. The definitions of certain terms used in the following summary are set forth below under "Certain Definitions."

         The Indenture authorizes a maximum principal amount of $130,000,000 of Notes at any one time outstanding. The New Notes will be issued solely in exchange for an equal principal amount of Old Notes pursuant to the Exchange Offer. See "--Registration Rights Agreement." The terms of the New Notes will be the same in all material respects as the form and terms of the Old Notes except that (i) interest thereon will accrue from the last date on which interest was paid on the Old Notes, or if no such interest has been paid, from March 6, 1998, (ii) the New Notes will not contain restrictions on transfer and (iii) except as provided herein, the New Notes will not be eligible for Liquidated Damages.

GENERAL

         The Old Notes are, and the New Notes will be, general unsecured obligations of the Company, subordinated in right of payment to the prior payment in full of all existing and future Senior Debt of the Company, including the obligations of the Company under the Credit Facility. See "Subordination." The New Notes will be guaranteed, jointly and severally, on an unsecured senior subordinated basis by the Guarantors. The Guarantees will be subordinated in right of payment to the prior payment in full of all existing and future Senior Debt of the Guarantors, including the obligations of the Guarantors under the Credit Facility. See "Subsidiary Guarantees." At December 31, 1997, on a pro forma basis after giving effect to the issuance of the Old Notes and the application of the net proceeds therefrom to repay amounts outstanding under the Credit Facility, the Company would have had approximately $239.5 million of Senior Debt outstanding and the Guarantors would have had no Senior Debt outstanding other than $239.5 million of guarantees by the Guarantors of the Company's obligations under the Credit Facility.

         The Indenture provides that the Old Notes and the New Notes will constitute one class of securities for all purposes, will vote and consent together on all matters as one class and will not have the right to vote or consent as a separate class on any matter.

         Restrictions in the Indenture on the ability of the Company and its Restricted Subsidiaries to incur additional Indebtedness, to consummate Asset Sales, to enter into transactions with Affiliates and to enter into mergers, consolidations or sales of all or substantially all of their respective assets may make more difficult or discourage a takeover of the Company, whether favored or opposed by the management of the Company. Although such restrictions cover a wide variety of arrangements which traditionally have been used to effect highly leveraged transactions, the Indenture may not afford holders of Notes protection in all circumstances from the adverse aspects of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction.

         As of the date of the Indenture, all of the Company's Subsidiaries were Guarantors and Restricted Subsidiaries. However, under certain circumstances, the Company will be able to designate current or future Subsidiaries as Unrestricted Subsidiaries. Unless otherwise indicated, Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in the Indenture.

PRINCIPAL, MATURITY AND INTEREST

         The Notes are limited in aggregate principal amount to $130 million and will mature on March 15, 2008. Interest on the New Notes will accrue at the rate of 9% per annum and will be payable semiannually in arrears on March 15 and September 15, commencing on September 15, 1998, to Holders of record on the immediately preceding March 1 and September 1. Interest on the New Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Principal, premium, if any, and interest and Liquidated Damages (as defined under the caption "Registration Rights; Liquidated Damages"), if any, on the Notes will be payable at the office or agency of the Company maintained for such purpose or, at the option of the Company, payment of interest may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders of Notes; provided that all payments of principal, premium, if any, and interest and Liquidated Damages, if any, with respect to Notes held by Holders holding in excess of $1.0 million in aggregate principal amount of Notes that have given wire transfer instructions to the Company will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Until otherwise designated by the Company, the Company's office or agency will be the office of the Trustee maintained for such purpose. The New Notes will be issued in denominations of $1,000 and integral multiples thereof.

SUBSIDIARY GUARANTEES

         The Company's payment obligations under the Old Notes is, and under the New Notes will be, jointly and severally guaranteed on an unsecured senior subordinated basis by the Guarantors (the "Guarantees"). (Section 11.01) The Guarantee of each Guarantor is subordinated in right of payment to the prior payment in full of all existing and future Senior Debt of such Guarantor on substantially the same terms as the Notes are subordinated to the Senior Debt of the Company. (Article 12) The obligations of each Guarantor under its Guarantee provides that they will be limited so as not to constitute a fraudulent conveyance under applicable law. (Section 11.06) See "Risk Factors--Fraudulent Conveyance; Preferential Transfer."

         The Indenture provides that no Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, whether or not affiliated with such Guarantor, unless: (i) the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of such Guarantor under the Notes and the Indenture pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee (provided, that this clause (i) shall not apply to any merger or consolidation contemplated by clause (a) of the next succeeding paragraph); (ii) immediately after giving effect to such transaction, no Default or Event of Default exists; and (iii) the Company would be permitted, immediately after giving effect to such transaction, to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio set forth in the covenant entitled "Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock." (Section 11.03) The foregoing will not prohibit a merger between a Guarantor and another Guarantor or a merger between a Guarantor and the Company or a Holding Company Restructuring.

         The Indenture provides that in the event of (a) a sale or other disposition of all or substantially all of the assets of any Guarantor, by way of merger, consolidation or otherwise (provided that in the case of a merger or consolidation, the provisions of clauses (ii) and (iii) of the preceding paragraph are complied with), (b) a sale or other disposition of all of the Capital Stock of any Guarantor or (c) a Guarantor being designated by the Company as an Immaterial Subsidiary, then such Guarantor will automatically and unconditionally be released, discharged and relieved of its Guarantee and any obligations thereunder; provided that, in the case of any such transaction which constitutes an Asset Sale, the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture. See "Repurchase at the Option of Holders--Asset Sales." (Section 11.04)

SUBORDINATION

         The payment of all Obligations on the Old Notes is, and under the New Notes will be, subordinated in right of payment, as set forth in the Indenture, to the prior payment in full of all existing and future Senior Debt, whether outstanding on the date of the Indenture or thereafter incurred. (Section 10.01)

         Upon any payment or distribution to creditors of the Company in a liquidation or dissolution of the Company, or in a bankruptcy, reorganization, insolvency, receivership or any such proceeding relating to the Company or its property, an assignment for the benefit of creditors or any marshalling of the Company's assets and liabilities, the holders of Senior Debt will be entitled to receive payment in full in cash or Cash Equivalents of all Obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt, whether or not allowed or allowable in such proceeding) before the Holders of Notes will be entitled to receive any payment with respect to the Notes, and until all Obligations with respect to Senior Debt are paid in full in cash or Cash Equivalents, any payment or distribution to which the Holders of Notes would be entitled shall be made to the holders of Senior Debt (except that Holders of Notes may receive and retain (i) Permitted Junior Securities and (ii) payments made from the trust described under "Legal Defeasance and Covenant Defeasance"). The term "payment" means, with respect to the Notes, any payment, whether in cash or other assets or property, of interest, principal (including redemption price and purchase price), premium, Liquidated Damages, if any, or any other amount on, of or in respect of the Notes, any other acquisition of Notes and any deposit into the trust described under "Legal Defeasance and Covenant Defeasance," below. The verb "pay" has a correlative meaning. (Section 10.02)

         The Company also may not make any payment or distribution upon or in respect of the Notes (except in Permitted Junior Securities or from the trust described under "Legal Defeasance and Covenant Defeasance") if (i) a default in the payment of any Obligations with respect to Designated Senior Debt occurs and is continuing (a "payment default") or any other default on Designated Senior Debt occurs and the maturity of such Designated Senior Debt is accelerated in accordance with its terms or (ii) a default, other than a payment default, occurs and is continuing with respect to Designated Senior Debt that permits holders of Designated Senior Debt as to which such default relates to accelerate its maturity (a "non-payment default") and, in the case of this clause (ii) only, the Trustee receives a notice of such default (a "Payment Blockage Notice") from the Company or the holders of any Designated Senior Debt. Payments on the Notes may and shall be resumed (a) in the case of a payment default, upon the date on which such default is cured or waived and, in the case of Designated Senior Debt that has been accelerated, such acceleration has been rescinded, and
(b) in case of a non-payment default, the earlier of the date on which such non-payment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received unless the maturity of any Designated Senior Debt has been accelerated. No new period of payment blockage may be commenced on account of any non-payment default unless and until 360 days have elapsed since the initial effectiveness of the immediately prior Payment Blockage Notice. No non-payment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of not less than 90 days. (Section 10.03)

         The Indenture further requires that the Company promptly notify holders of Senior Debt if payment of the Notes is accelerated because of an Event of Default. The Company may not pay any such accelerated Notes until five Business Days after such holders receive notice of such acceleration and, thereafter, may make such payment only if otherwise permissible under the subordination provisions of the Indenture. (Section 10.06)

         As a result of the subordination provisions described above, in the event of a liquidation or insolvency, Holders of the Notes may recover less ratably than creditors of the Company who are holders of Senior Debt. See "Risk Factors -- Subordination."

OPTIONAL REDEMPTION

         Except as provided in the next paragraph, the Notes are not redeemable at the Company's option prior to March 15, 2003. Thereafter, the Notes are subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below, together with accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed during the twelve month period beginning on March 15 of the years indicated below (Section 3.07):


          YEAR                                            PERCENTAGE
          ----                                            ----------

          2003........................................     104.500%
          2004........................................     103.000
          2005........................................     101.500
          2006 and thereafter.........................     100.000

         Notwithstanding the foregoing, at any time prior to March 15, 2001, the Company on one or more occasions may redeem up to 35% of the aggregate principal amount of Notes originally issued with the net proceeds of one or more offerings of common stock of the Company for cash at a redemption price of 109.000% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable date of redemption; provided that at least 65% of the aggregate principal amount of the Notes remains outstanding immediately after the occurrence of each such redemption. (Section 3.07)

         If less than all of the Notes are to be redeemed at any time, selection of Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or by such other method as the Trustee deems fair and appropriate and without regard as to whether the Notes to be redeemed are Old Notes or New Notes; provided that no Notes with a principal amount of $1,000 or less shall be redeemed in part. (Section 3.02) Notice of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. (Section 3.03) If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. (Section 3.03) A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. (Section 3.06) On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption. (Section 3.05)

MANDATORY REDEMPTION

         Except as set forth below under "Repurchase at the Option of Holders," the Company is not required to make any mandatory redemption or sinking fund payments with respect to the Notes.

REPURCHASE AT THE OPTION OF HOLDERS

         Change of Control

         Upon the occurrence of a Change of Control, each Holder of Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes pursuant to the procedures required by the Indenture and described in such notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. (Section 4.14)

         On the Change of Control Payment Date, the Company will, to the extent lawful, (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Notes or portions thereof so accepted together with an Officer's Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent will promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. The Indenture will provide that, prior to being required to comply with the provisions of this covenant, but in any event within 90 days following a Change of Control, the Company will either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of Notes required by this covenant. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date. (Section 4.14)

         The Change of Control provisions described above will be applicable whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the Notes to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar restructuring.

         The Credit Facility prohibits the Company from purchasing any Notes upon a Change of Control, and also provides that certain change of control events (including a Change of Control under the Indenture) with respect to the Company constitute a default thereunder. Any future credit agreements or other agreements relating to Senior Debt to which the Company becomes a party may contain similar restrictions and provisions. In the event a Change of Control occurs at a time when the Company is prohibited from purchasing Notes, the Company could seek the consent of its lenders to the purchase of Notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such a consent or repay such borrowings, the Company will remain prohibited from purchasing Notes. In such case, the Company's failure to purchase tendered Notes would constitute an Event of Default under the Indenture which would, in turn, constitute a default under the Credit Facility. In such circumstances, the subordination provisions in the Indenture would likely restrict payments to the Holders of Notes. See "Risk Factors--Potential Inability to Effect a Change of Control Offer or an Asset Sale Offer" and "--Subordination."

         The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer. (Section 4.14)

         The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the assets of the Company and its Subsidiaries taken as whole. (Section 1.01) There is no precisely established definition of the phrase "substantially all" under applicable law. Accordingly, it may not be clear when an event occurs giving rise to the ability of a Holder of Notes to require the Company to repurchase such Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Subsidiaries.

         Asset Sales

         The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) the Company or the Restricted Subsidiary, as the case may be, receives consideration at least equal to the fair market value (as determined in good faith by the Board of Directors of the Company) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 75% of the consideration therefor is received by the Company or such Restricted Subsidiary at or prior to consummation of the Asset Sale and is in the form of cash or Cash Equivalents; provided that the amount of (x) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet) of the Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes or, in the case of liabilities of a Restricted Subsidiary, the Guarantee of such Subsidiary) that are assumed by the transferee of any such assets, and (y) any securities, notes, promises to pay or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days after receipt, shall be deemed to be consideration received (for purposes of clause (i) above) and cash received at or prior to the consummation of the Asset Sale (for purposes of clause (ii) above). (Section 4.10)

         Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply such Net Proceeds, at its option, (a) to repay Senior Debt or Pari Passu Indebtedness (provided that if the Company shall so reduce in excess of $15.0 million of Pari Passu Indebtedness, it will equally and ratably make an Asset Sale Offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders) and/or (b) to an investment in a Related Business (or enter into a definitive agreement committing to so invest, provided that the transactions contemplated by any such agreement are later consummated), or to the making of a capital expenditure or the acquisition of other tangible assets, product distribution rights or intellectual property or rights thereto, in each case, in a Related Business (as determined in good faith by the Board of Directors of the Company). Pending the final application of any such Net Proceeds, the Company may temporarily reduce borrowings under the Credit Facility or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $15.0 million, the Indenture provides that the Company will

(i) make an offer to all Holders of Notes and (ii) prepay, purchase or redeem (or make an offer to do so) any other Pari Passu Indebtedness of the Company in accordance with provisions requiring the Company to prepay, purchase or redeem such Indebtedness with the proceeds from any asset sales (or offer to do so), pro rata in proportion to the respective principal amounts (or accreted value, as applicable) of the Notes and such other Indebtedness required to be prepaid, purchased or redeemed or tendered for pursuant to such offer (an "Asset Sale Offer"), to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate principal amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for any general corporate purpose not in contravention of the other covenants provided for in the Indenture. Upon completion of an Asset Sale Offer, the amount of Excess Proceeds shall be reset to zero. (Sections 4.10 and 3.09)

         The Credit Facility prohibits the Company from purchasing any Notes in connection with an Asset Sale Offer and also provides that certain asset sales will constitute a default thereunder. Any future credit agreements or other agreements relating to Senior Debt to which the Company becomes a party may contain similar restrictions and provisions. In the event the Company is required to make an Asset Sale Offer at a time when the Company is prohibited from purchasing Notes, the Company could seek the consent of its lenders to the purchase of Notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such a consent or repay such borrowings, the Company will remain prohibited from purchasing Notes. In such case, the Company's failure to consummate an Asset Sale Offer would constitute an Event of Default under the Indenture which would, in turn, constitute a default under the Credit Facility. In such circumstances, the subordination provisions in the Indenture would likely restrict payments to the Holders of the Notes. See "Risk Factors--Potential Inability to Effect a Change of Control Offer or an Asset Sale Offer" and "--Subordination."

CERTAIN COVENANTS

  Restricted Payments

         The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any distribution (including in connection with any merger or consolidation) on account of any Equity Interests of the Company or any of its Restricted Subsidiaries (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or dividends or distributions payable to the Company or any Wholly Owned Restricted Subsidiary of the Company); (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company, any of its Restricted Subsidiaries or any other Affiliate of the Company (other than any such Equity Interests owned by the Company or any Wholly Owned Restricted Subsidiary of the Company); (iii) make any principal or, with respect to Disqualified Stock, similar payment on, or purchase, redeem, defeasance or otherwise acquire or retire for value (x) any Indebtedness that is subordinated in right of payment to the Notes or a Guarantee or (y) any Disqualified Stock, except at the original final maturity thereof or in accordance with the scheduled mandatory redemption or repayment provisions set forth in the original documentation governing such Indebtedness or Disqualified Stock (but not pursuant to any mandatory offer to repurchase upon the occurrence of any event); or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of such Restricted Payment:

              (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

              (b) the Company would be permitted, immediately after giving effect to such Restricted Payment, to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio set forth in the covenant entitled "Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock"; and

                  (c) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the date of the Indenture (the amount so expended, if other than in cash, to be determined in good faith by the Board of Directors of the Company and excluding Restricted Payments permitted by clauses (ii), (iii), (iv), (vi), (vii), (x) and (xiii) of the next succeeding paragraph), is less than the sum of (1) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from January 1, 1998 to the end of the Company's most recently ended fiscal quarter for which financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, minus 100% of such deficit), plus (2) 100% of the aggregate net proceeds (including the fair market value of non-cash proceeds as determined in good faith by the Board of Directors of the Company) received by the Company from contributions of capital or the issue or sale since the date of the Indenture of Equity Interests of the Company or of debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or convertible debt securities) sold to a Restricted Subsidiary of the Company and other than Disqualified Stock or debt securities that have been converted into Disqualified Stock), provided that no proceeds received by the Company from the issue or sale of any Equity Interests issued by the Company will be counted in determining the amount available for Restricted Payments under this clause (c) to the extent such proceeds were used to redeem, repurchase, retire or acquire any Equity Interests of the Company pursuant to clause (ii) of the next succeeding paragraph, to defeasance, redeem or repurchase any subordinated Indebtedness pursuant to clause (iii) of the next succeeding paragraph or to redeem, repurchase, retire or acquire any Equity Interests of the Company pursuant to clause (iv) of the next succeeding paragraph, plus (3) to the extent that any Restricted Investment that was made after the date of the Indenture is sold for cash or otherwise liquidated or repaid for cash, the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any).

         The foregoing provisions will not prohibit any or all of the following Restricted Payments (each and all of which: (1) constitutes an independent exception to the foregoing provisions and (2) may occur in addition to any action permitted to occur under any other exception): (i) the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment would have complied with the provisions of the Indenture; (ii) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company in exchange for, or out of the net proceeds of, the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of other Equity Interests of the Company (other than Disqualified Stock); (iii) the defeasance, redemption or repurchase of subordinated Indebtedness with the net proceeds from an incurrence of Permitted Refinancing Indebtedness or the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of Equity Interests of the Company (other than Disqualified Stock); (iv) the redemption, repurchase, retirement or other acquisition of any Disqualified Stock in exchange for, or out of the net proceeds of, the substantially concurrent sale (other than to a Restricted Subsidiary) of Disqualified Stock; provided that any Disqualified Stock so issued has a stated, liquidation, redemption or similar value no greater than the Disqualified Stock being redeemed, repurchased, retired or otherwise acquired and matures, is mandatorily redeemable and/or is redeemable at the sole option of the holder thereof on a date later than the date of the Disqualified Stock being redeemed, repurchased, retired or otherwise acquired; (v) the funding of loans (but not including the forgiveness of any such loan) to, and payment of directors' and officers' insurance premiums for the benefit of, executive officers, directors, employees or shareholders for relocation loans, bonus advances and other purposes consistent with past practices or the purchase, redemption or other acquisition for value of shares of Capital Stock of the Company (other than Disqualified Stock) or options on such shares held by the Company's or the Restricted Subsidiaries' directors, officers or employees or former directors, officers or employees (or their estates or trusts or beneficiaries under their estates or trusts for the benefit of such beneficiaries) upon the death, disability, retirement or termination of employment of such current or former directors, officers or employees pursuant to the terms of an employee benefit plan or any other agreement pursuant to which such shares of Capital Stock or options were issued or pursuant to a severance, buy-sell or right of first refusal agreement with such current or former directors, officers or employees, provided that the aggregate amount of any such loans funded and cash consideration paid, or distributions made, pursuant to this clause (v) does not in any one fiscal year exceed $5.0 million;
(vi) the payment of dividends by a Restricted Subsidiary on any class of common stock of such Restricted Subsidiary if such dividend is paid pro rata to all holders of such class of common stock; (vii) the repurchase of any class of common stock of a Restricted Subsidiary if such repurchase is made pro rata with respect to such class of common stock;

(viii) payments of cash, not to exceed $5.0 million in the aggregate, (A) in lieu of the issuance of fractional shares in connection with stock dividends and other distributions on account of, and otherwise payable in, Equity Interests and (B) to redeem Equity Interests in connection with a rights plan adopted by the Board of Directors of the Company; (ix) payments in respect of the warrant originally issued to Bristol-Myers Squibb Company in connection with the Linvatec Acquisition to acquire 1,000,000 shares (subject to adjustment) of the Company's common stock; (x) any other Restricted Payment if the amounts thereof, together with all other Restricted Payments made pursuant to this clause (x) since the date of the Indenture, shall not exceed $10.0 million; (xi) the payment of dividends by a Foreign Subsidiary to a foreign national on any class of common stock of such Foreign Subsidiary that, pursuant to requirements of local law in a jurisdiction outside the United States, is held by such foreign national; (xii) payments pursuant to or in connection with consolidations, mergers or transfers of assets that comply with the provisions of the Indenture applicable to mergers, consolidations or sales of assets (including share exchanges pursuant to state law), not to exceed $15.0 million in the aggregate; and (xiii) the redemption, repurchase or other acquisition of Notes. In the event that a Restricted Payment meets the criteria of more than one of the types of Restricted Payments described in clauses (i) through (xiii) of this paragraph, the Company, in its sole discretion, shall classify such Restricted Payment and only be required to include the amount and type of such Restricted Payment in one of such clauses. (Section 4.07)

         The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary; provided, however, that (i) no Default or Event of Default shall have occurred and be continuing or would arise therefrom, (ii) such designation, when considered as an Investment as described in the next sentence, is at that time permitted under the "Restricted Payments" covenant and
(iii) immediately after giving effect to such designation, the Company would be able to incur at least $1.00 of additional Indebtedness under the Fixed Charge Coverage Ratio set forth in the covenant entitled "Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock." All such outstanding Investments will be deemed to constitute Restricted Investments in an amount equal to the fair market value (as determined by the Board of Directors of the Company in good faith) of such Investments at the time of such designation. Such designation will only be permitted if under the terms of the Indenture such Restricted Investment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

         Not later than the date of making any Restricted Payment (excluding Restricted Payments permitted by (ii), (iii), (iv), (vi), (vii), (x) and (xiii) of the second preceding paragraph), the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the "Restricted Payments" covenant were computed, which calculations shall be based upon the Company's latest available financial statements.

  Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock

         The Indenture provides that (i) the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, incur, contingently or otherwise, any Indebtedness (including Acquired Debt and Disqualified Stock), and (ii) the Company will not permit any of its Restricted Subsidiaries that is not a Guarantor to issue any shares of preferred stock; provided, however, that the Company and the Guarantors may incur Indebtedness (including Acquired Debt and Disqualified Stock) if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which financial statements are available immediately preceding the date on which such additional Indebtedness is incurred would have been at least 2.00 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred at the beginning of such four-quarter period. (Section 4.09)

         The foregoing provisions will not apply to any of the following (each and all of which: (1) may be issued or incurred, (2) constitutes an independent exception to the foregoing provisions and (3) may be incurred in addition to any other Indebtedness permitted to be incurred under the foregoing paragraph or any other exception): (i) the incurrence by the Company or any Guarantor of Indebtedness constituting term loans pursuant to one or more Credit Agreements in an aggregate principal amount outstanding at any one time not to exceed $250.0 million (A) less the aggregate amount of all mandatory repayments (a "Mandatory Repayment") of the principal of any term Indebtedness under such Credit

Agreements that have been made since the date of the Indenture (or which would otherwise have been required to have been made but for the fact that a prior optional repayment has been made of the principal of any term Indebtedness under such Credit Agreements) pursuant to the amortization schedule of any Credit Agreement (other than any Mandatory Repayment made concurrently with any refinancing or refunding of such Credit Agreements or required to be made with the net proceeds from the offering of the Notes being made hereby) and (B) less the aggregate amount of all Net Proceeds of Asset Sales applied pursuant to the first sentence of the second paragraph under the covenant entitled "Asset Sales" to permanently reduce term Indebtedness under such Credit Agreements; (ii) the incurrence by the Company or any Guarantor pursuant to one or more Credit Agreements of Indebtedness incurred under revolving credit arrangements and letters of credit in an aggregate principal amount at any time outstanding (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company or the relevant Guarantor thereunder) not to exceed the greater of (A) $100.0 million in the aggregate or (B) the sum of (x) 85% of the Company's accounts receivable and (y) 50% of the Company's inventory;
(iii) the incurrence by the Company and any Guarantor of Indebtedness represented by the Notes and any Guarantee thereof; (iv) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by (X) Capital Lease Obligations, mortgage financings, purchase money obligations or sale and leaseback transactions, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property used in the business of the Company or such Restricted Subsidiary and (Y) industrial revenue bonds, pollution control bonds or other tax exempt financing, provided the aggregate principal amount of Indebtedness incurred pursuant to this clause (iv) shall not exceed $12.5 million at any time outstanding; (v) Existing Indebtedness; (vi) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defeasance or refund, Indebtedness (or any successive refinancing thereof) that was permitted by the Indenture; (vii) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries, provided, however, that (a) any subsequent issuance or transfer (other than for security purposes) of Equity Interests and (b) any subsequent sale or other transfer (including for security purposes other than to secure Indebtedness permitted to be incurred pursuant to clause (i) or (ii) of this paragraph) of such Indebtedness, in each case, that results in any such Indebtedness being held by a Person other than the Company or any of its Restricted Subsidiaries shall be deemed to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be; (viii) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging (a) interest rate risk with respect to any floating rate Indebtedness of such Person so long as such floating rate Indebtedness is permitted by the terms of the Indenture to be outstanding or (b) exchange rate risk with respect to agreements or Indebtedness of such Person payable or denominated in a currency other than U.S. dollars; (ix) the incurrence by the Company's Unrestricted Subsidiaries of Non-Recourse Debt; provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company; (x) the incurrence by any Foreign Subsidiary of Indebtedness and letters of credit (with letters of credit being deemed to have a principal amount equal to maximum potential liability of such Foreign Subsidiary thereunder) in an aggregate maximum principal amount outstanding at any one time not to exceed $10.0 million; (xi) Obligations in respect of performance and surety bonds provided by the Company or any Guarantor in the ordinary course of business; (xii) letters of credit and bankers' acceptances in an aggregate face amount at any time outstanding not to exceed $5.0 million; (xiii) Indebtedness of a Securitization Subsidiary incurred in connection with a Permitted Receivables Financing, provided that after giving effect to the incurrence thereof, the Company would be able to incur at least $1.00 of Indebtedness under the first paragraph or clause (i) or (ii) of this second paragraph of this "Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" covenant; (xiv) Acquired Debt not to exceed $25.0 million at any time outstanding; (xv) Indebtedness in an aggregate amount not to exceed $1.0 million owed to the Empire State Development Corporation; (xvi) guarantees made in the ordinary course of business by the Company and any of its Restricted Subsidiaries of lease obligations of their customers in respect of equipment sold by the Company or any of its Restricted Subsidiaries to a third party and then leased to such customer in an aggregate amount outstanding at any time not to exceed $10.0 million; (xvii) the incurrence by the Company and any Guarantor of Indebtedness in an aggregate principal amount at any time outstanding not to exceed $25.0 million; and (xviii) guarantees by any Restricted Subsidiary of Indebtedness incurred by the Company or any other Restricted Subsidiary in compliance with the provisions set forth under the first paragraph or this paragraph of this "Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" covenant may be guaranteed pursuant to this clause (xviii). (Section 4.09)

         For  purposes  of  determining   compliance  with  the  "Incurrence  of
Indebtedness and Issuance of Disqualified Stock and Preferred Stock" covenant described in the two preceding paragraphs, (i) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the clauses of the preceding paragraph or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company, in its sole discretion, shall classify such item of Indebtedness in any manner that complies with this covenant, provided that an item of Indebtedness satisfying the criteria of the first paragraph or more than one of the clauses described in the preceding paragraph may be divided and classified in more than one of the types of Indebtedness described above and (ii) the amount of Indebtedness issued at a price that is less than the principal amount thereof shall be equal to the amount of the liability in respect thereof determined in conformity with GAAP. For the avoidance of doubt and as an example of the application of the foregoing provisions, the Company or any Guarantor shall be permitted to incur
Indebtedness constituting term loans pursuant to one or more Credit Agreements in an aggregate principal amount outstanding not to exceed the sum of (a) the amount permitted by clause (i) of the foregoing paragraph and (b) the amount that the Company and its Restricted Subsidiaries are then entitled to incur pursuant to the first paragraph of this Section, and the Guarantors shall be permitted to guarantee the Obligations of the Company under such Credit Agreements. (Section 4.09)

  Sale and Leaseback Transactions

         The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that the Company and any Restricted Subsidiary may enter into a sale and leaseback transaction if (i) the Company or such Restricted Subsidiary could have incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction pursuant to
(a) the first paragraph of the covenant "Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" and/or (b) clause (iv) of the second paragraph of the covenant "Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" (as limited by the proviso to such clause), (ii) the Lien to secure such Indebtedness does not extend to or cover any assets of the Company or such Restricted Subsidiary other than the assets which are the subject of the sale leaseback transaction, (iii) the gross cash proceeds of such sale and leaseback transaction are at least equal to the fair market value (as determined in good faith by the Board of Directors of the Company and set forth in an Officers' Certificate delivered to the Trustee) of the property that is the subject of such sale and leaseback transaction and (iv) the transfer of assets in such sale and leaseback transaction is permitted by, and the proceeds of such transaction are applied in compliance with, the "Asset Sales" covenant. Notwithstanding the foregoing, the Company and its Restricted Subsidiaries may enter into sale and leaseback transactions resulting in Attributable Debt at any time outstanding relating to such transactions not in excess of $10.0 million in the aggregate without complying with clause (iii) of the preceding sentence. (Section 4.13)

  Liens

         The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien (other than Permitted Liens) securing any Obligations on any property or asset now owned or hereafter acquired, or on any income or profits therefrom or assign or convey any right to receive income therefrom, unless the Notes, and the Guarantees, as applicable, are either (i) secured by a Lien on such property, assets, income or profits that is senior in priority to the Lien securing such other Obligations, if such other Obligations are subordinated in right of payment to the Notes and/or the Guarantees or (ii) equally and ratably secured by a Lien on such property, assets, income or profits with the Lien securing such other Obligations, if such other Obligations are pari passu in right of payment to the Notes and/or the Guarantees. (Section 4.12)

  Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

         The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or consensual restriction on the ability of any Restricted Subsidiary to: (i)(a) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries on its Capital Stock or (b) pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries; (ii) make loans or advances to the Company or any of its Restricted Subsidiaries; or (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (a) Existing Indebtedness, as in effect on the date of the Indenture, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof permitted under the Indenture; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive in the aggregate than those contained in the Existing Indebtedness, as in effect on the date of the Indenture; (b) the Credit Facility and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof permitted under the Indenture; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive in the aggregate than those contained in the Credit Facility, as in effect on the date of the Indenture; (c) the Indenture, the Notes and the Guarantees; (d) applicable law; (e) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries, as in effect at the time of acquisition (except to the extent such Indebtedness was incurred in connection with, or in contemplation of, such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired (provided that in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred), and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof permitted under the Indenture; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive in the aggregate than those relating to such Indebtedness or Capital Stock in effect at the time of the acquisition; (f) customary non-assignment provisions in leases, licenses, contracts and other agreements entered into in the ordinary course of business and consistent with past practices; (g) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired; (h) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive in the aggregate than those contained in the agreements governing the Indebtedness being refinanced; (i) an agreement that has been entered into for the sale or disposition of all or substantially all of the Equity Interests or property or assets of a Restricted Subsidiary; provided that such restrictions are limited to the Restricted Subsidiary that is the subject of such agreement; (j) restrictions created in connection with any Permitted Receivables Financing; or (k) restrictions applicable to any Foreign Subsidiary pursuant to Indebtedness permitted to be incurred pursuant to clause (x) of the second paragraph of the covenant entitled "Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock;" provided that such restrictions shall be limited to customary net worth, leverage, cash flow and other financial ratios applicable to such Foreign Subsidiary, customary restrictions on mergers and consolidations involving such Foreign Subsidiary, customary restrictions on transactions with affiliates of such Foreign Subsidiary and customary provisions subordinating the payment of intercompany Indebtedness owed by such Foreign Subsidiary to the Company or any of its Restricted Subsidiaries upon the occurrence of a default in respect of Indebtedness of such Foreign Subsidiary or its Subsidiaries and/or events of insolvency with respect to such Foreign Subsidiary or its Subsidiaries; and provided, further, that in no event shall any Indebtedness (other than a Credit Agreement) incurred by a Foreign Subsidiary prohibit such Foreign Subsidiary from making any dividend or other distribution to the Company or its Restricted Subsidiaries or from otherwise making any loan to the Company or its Restricted Subsidiaries in the absence of a breach by such Foreign Subsidiary of the covenants contained in such Indebtedness unless to do so would violate applicable law. (Section 4.08)

         Nothing contained in the preceding paragraph shall prevent the Company or any Restricted Subsidiary from restricting the sale or other disposition of property or assets of the Company or any of its Restricted Subsidiaries that secure Indebtedness of the Company or any of its Restricted Subsidiaries.

  Merger, Consolidation or Sale of Assets

         The Indenture provides that the Company may not consolidate or merge with or into (whether or not the Company is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another Person unless (i) the Company is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made assumes all the obligations of the Company under the Notes and the Indenture pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee; (iii) immediately after such transaction, no Default or Event of Default exists; and (iv) the Company or the Person formed by or surviving any such consolidation or merger, or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made will, at the time of such transaction after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of the covenant entitled "Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock." The foregoing will not prohibit a consolidation or merger between the Company and a Guarantor, the transfer of all or substantially all of the properties or assets of the Company to a Guarantor or a Holding Company Restructuring; provided that if the Company is not the surviving entity of such transaction or the Person to which such transfer is made, the surviving entity or the Person to which such transfer is made shall comply with clause (ii) of this paragraph. (Section 5.01)

  Transactions with Affiliates

         The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Person known by the Company to be an Affiliate or which the Company should have known is an Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or such Restricted Subsidiary than those that could have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person, (ii) if such Affiliate Transaction involves aggregate consideration in excess of $2.0 million, the Company delivers to the Trustee a resolution of the Board of Directors of the Company set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and such Affiliate Transaction is approved by a majority of the disinterested members of the Board of Directors of the Company and (iii) if such Affiliate Transaction involves aggregate consideration in excess of $10.0 million, the Company delivers to the Trustee an opinion as to the fairness of such Affiliate Transaction from a financial point of view issued by an investment bank or accounting firm of national standing, provided, however, that (a) any employment, consulting or similar agreement (including any loan, but not any forgiveness thereof) entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business of the Company or such Restricted Subsidiary or any payment of directors' and officers' insurance premiums, (b) transactions between or among the Company and/or its Restricted Subsidiaries, (c) a Holding Company Restructuring, (d) payment of employee benefits, including wages, salary, bonuses, retirement plans and stock options, and director fees in the ordinary course of business, (e) transactions in connection with a Permitted Receivables Financing or an industrial revenue bond financing and (f) transactions that constitute Restricted Payments permitted by the provisions of the Indenture described above under the covenant entitled "Restricted Payments," in each case, shall not be deemed Affiliate Transactions. (Section 4.11)

  Anti-Layering

         The Indenture provides that (i) the Company will not incur, create, issue, assume, guarantee, or otherwise become liable for any Indebtedness that is both (a) subordinate or junior in right of payment to any Senior Debt and (b) senior in any respect in right of payment to the Notes and (ii) no Guarantor will incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is both (a) subordinate or junior in right of payment to its Senior Debt and (b) senior in any respect in right of payment to its Guarantee. (Section 4.16)

  Reports

         The Indenture provides that, whether or not required by the rules and regulations of the Securities and Exchange Commission (the "Commission"), so long as any Notes are outstanding, the Company will furnish to the Holders of Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its consolidated subsidiaries and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports. In addition, for so long as any Notes constitute "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, the Company will furnish to Holders and to securities analysts and prospective investors, upon their request, such other information as may be required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. (Section 4.03)

EVENTS OF DEFAULT AND REMEDIES

         The Indenture provides that each of the following constitutes an Event of Default:

              (i) default for 30 consecutive days in the payment when due of interest or Liquidated Damages, if any, with respect to the Notes (whether or not prohibited by the subordination provisions of the Indenture);

              (ii) default in payment when due of principal or premium, if any, on the Notes at maturity, upon redemption or otherwise (whether or not prohibited by the subordination provisions of the Indenture);

              (iii) failure by the Company or any Guarantor for 30 consecutive days after receipt of notice from the Trustee or Holders of at least 25% in principal amount of the Notes then outstanding to comply with the provisions described under the covenants entitled "Change of Control," "Asset Sales," "Restricted Payments," "Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" or "Merger, Consolidation or Sale of Assets";

              (iv) failure by the Company or any Guarantor for 60 consecutive days after notice from the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding to comply with its other agreements in the Indenture or the Notes;

              (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default (A)(i) is caused by a failure to pay when due at final stated maturity (giving effect to any grace period related thereto) principal of such Indebtedness (a "Payment Default") or (ii) results in the acceleration of such Indebtedness prior to its final stated maturity and (B) in each case, the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been accelerated as a result of any matter contemplated in clause (v)(A)(i) or (v)(A)(ii), aggregates $10.0 million or more;

              (vi) failure by the Company or any of its Restricted Subsidiaries to pay final non-appealable judgments (to the extent not covered by insurance or as to which the insurer has not acknowledged coverage in writing) aggregating in excess of $10.0 million, which judgments are not paid, fully bonded, discharged or stayed within 60 days after their entry;

              (vii) certain events of bankruptcy or insolvency with respect to the Company or any Restricted Subsidiary of the Company that is a Significant Subsidiary or group of Restricted Subsidiaries of the Company that, together, would constitute a Significant Subsidiary; and

              (viii) the termination of the Guarantee(s) of either a Guarantor that is a Significant Subsidiary or group of Guarantors that together constitute a Significant Subsidiary for any reason not permitted by the Indenture, or the disaffirmance in writing of any Person acting on behalf of any such Guarantor or group of Guarantors of its or their Obligations under any such Guarantee(s). (Section 6.01)

         If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration" (the "Acceleration Notice"), and the same (i) shall become immediately due and payable or (ii) if there are any amounts outstanding under the Credit Facility, shall become immediately due and payable upon the first to occur of an acceleration under the Credit Facility or five Business Days after receipt by the Company and the Representative under the Credit Facility of such Acceleration Notice, but only if such Event of Default is then continuing. (Section 6.02) Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company, all outstanding Notes will become due and payable without further action or notice. (Section 6.02) Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. (Section 6.05)

         The Holders of a majority in aggregate principal amount of the Notes then outstanding, by notice to the Trustee, may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture, except a continuing Default or Event of Default in the payment of interest or premium on, or principal of, the Notes. (Section 6.04) The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in such Holders' interest. (Section 7.05)

         The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default to deliver to the Trustee a statement specifying such Default or Event of Default. (Section 4.04)

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

         No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company under the Notes, any Guarantee or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Guarantees. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy. (Section 14.07)

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

         The Company may, at its option and at any time, elect to have all obligations of the Company and the Guarantors discharged with respect to the outstanding Notes and the Guarantees ("legal defeasance"). Such legal defeasance means that the Company will be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes, except for (a) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest and Liquidated Damages, if any, on the Notes when such payments are due, or on the redemption date, as the case may be, (b) the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust, (c) the rights, powers, trust, duties and immunities of the Trustee, and the Company's obligations in connection therewith and (d) the legal defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company and the Guarantors released with respect to certain covenants that are described in the Indenture ("covenant defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event covenant defeasance occurs, certain events (not including nonpayment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default and Remedies" will no longer constitute an Event of Default with respect to the Notes.

         In order to exercise  either legal  defeasance or covenant  defeasance,
(i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest and Liquidated Damages, if any, on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date, (ii) in the case of legal defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred, (iii) in the case of covenant defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred, (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Defaults from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit, (v) such legal defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound, including, without limitation, the Credit Agreement, (vi) the Company must have delivered to the Trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, (vii) the Company must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company, as applicable, with the intent of preferring the Holders of Notes over the other creditors of the Company, with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others, and (viii) the Company must deliver to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the legal defeasance or the covenant defeasance have been complied with. (Article 8)

TRANSFER AND EXCHANGE

         A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed. (Section 2.05)

         The registered Holder of a Note will be treated as the owner of it for all purposes.

AMENDMENT, SUPPLEMENT AND WAIVER

         Except as provided in the next two succeeding paragraphs, the Indenture, the Notes or the Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for Notes), and any existing default or compliance with any provision of the Indenture, the Notes or the Guarantees may be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for Notes).

         Without the consent of each Holder affected, however, an amendment or waiver may not (with respect to any Note held by a nonconsenting Holder): (i) reduce the principal amount of Notes; (ii) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes or any Change of Control Offer; (iii) reduce the rate of or change the time for payment of interest or Liquidated Damages on any Notes;
(iv) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest or Liquidated Damages, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration); (v) make any Note payable in money other than that stated in the Notes; (vi) waive a redemption or repurchase payment with respect to any Note; or (vii) make any change in the foregoing amendment and waiver provisions. Without the consent of the lenders named in the Credit Facility, the Company may not amend or supplement the subordination provisions with respect to the Notes.

         Notwithstanding the foregoing, without the consent of any Holder of Notes, the Company, the Guarantors and the Trustee may amend or supplement the Indenture, the Guarantees or the Notes to cure any ambiguity, defect or inconsistency or to correct or supplement any provision herein that may be inconsistent with any other provision herein, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's or a Guarantor's obligations to Holders of the Notes in the case of a merger or consolidation, to make any change or any provision
(i) that would provide any additional rights or benefits to the Holders of the Notes, that is required to make a Guarantee a binding obligation under state law or (ii) that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act or to allow any Guarantor to guarantee the Notes. (Article 9)

GOVERNING LAW

         The Indenture and the Old Notes are, and the New Notes will be, governed by, and construed in accordance with, the laws of the State of New York.

CONCERNING THE TRUSTEE

         The Indenture contains certain limitations on the rights of the Trustee, should the Trustee become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions with the Company; however, if the Trustee acquires any conflicting interest, it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee or resign. (Section 7.03)

         The Holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. (Section 6.05) The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. (Section 7.01) Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense. (Section 7.01)

BOOK-ENTRY DELIVERY AND FORM

         The Old Notes were represented by a single global Note (the "Global Old Note") in definitive fully registered form without coupons, registered in the name of a nominee of DTC, as depositary. The Global Old Note, to the extent directed by the holders thereof in their Letters of Transmittal, will be exchanged through book-entry electronic transfer for a new single global New
Note in definitive fully registered form without coupons, registered in the name of a nominee of DTC, as depositary (the "Global New Note" and collectively with the Global Old Note, the "Global Notes" and each a "Global Note"). The Global New Note will, upon request, be exchangeable for other New Notes in definitive fully registered form without coupons, in denominations of $1,000 and integral multiples thereof, but only upon ten days' prior written notice to the Trustee given in accordance with DTC's customary procedures. The Global New Note will also be exchangeable in certain other limited circumstances discussed below. The Company, the Trustee and any agent thereof will be entitled to treat DTC's nominee as the sole owner and holder of the unexchanged portion of the Global Notes for all purposes.

         In connection with the issuance of the Global New Note, DTC will credit on its book-entry registration and transfer system the principal amount of the Global New Note represented by New Notes deposited with it to the accounts of institutions that have accounts with DTC or its nominee ("participants"). Ownership of beneficial interests in the Global New Note will be limited to participants or persons that may hold beneficial interests through participants. Ownership of beneficial interests in the Global New Note will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by DTC (with respect to participants' interests) or such participants (with respect to the owners of beneficial interests in the Global New Note).

         So long as DTC or its nominee is the registered holder and owner of a New Note representing the Global New Note, DTC or such nominee, as the case may be, will be considered the sole owner and holder of the Global New Note for all purposes of such New Notes and for all purposes under the Indenture. Unless DTC notifies the Company that it is unwilling or unable to continue as depositary for such Global New Note, DTC ceases to be a clearing agency registered under the Exchange Act, the Company delivers to the Trustee a written notice that the Global New Note shall be exchangeable or an Event of Default (as deemed in the Indenture) or event that after notice or lapse of time, or both, would become an Event of Default, has occurred and is continuing with respect to the New Notes, owners of beneficial interests in the Global New Note will not be entitled to have the New Notes represented by the Global New Note registered in their names, will not receive or be entitled to receive physical delivery of certificated New Notes in definitive form and will not be considered to be the owners or holders of any New Notes under the Indenture or such Global New Note, except as otherwise described herein.

         Payments of the principal of, premium, if any, and interest (including Liquidated Damages) on the Global Note will be made to DTC or its nominee, as the case may be, as the registered owner thereof. All payments of principal of (and premium, if any) and interest on the Global New Note held by DTC will be made by the Company to DTC in immediately available funds, and in turn by DTC to participants in clearing-house or next day funds. None of the Company, the Trustee or any Paying Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

         The Company expects that DTC or its nominee, upon receipt of any payment of principal of, premium, if any, and interest (including Liquidated Damages) on the Global Note, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Note as shown on the records of DTC or its nominee. The Company also expects that payments by participants to owners of beneficial interests in the Global Note held through such participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

         Transfers between participants in DTC will be effected in the ordinary way through DTC's settlement system in accordance with DTC rules and will be settled in same day funds. If a holder requires physical delivery of a Certificated Security for any reason, including to sell New Notes to persons in states which require physical delivery of the Notes, or to pledge such securities, such holder must transfer its interest in the Global Note, in accordance with the normal procedures of DTC and with the procedures set forth in the Indenture.

         DTC has advised the Company that it will take any action permitted to be taken by a holder of New Notes (including the presentation of New Notes for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in the Global Note are credited and only in respect of such portion of the aggregate principal amount of Notes as to which such participant or participants has or have given such direction. However, if there is an Event of Default under the Indenture, DTC will exchange the Global Note for Certificated Securities, which it will distribute to its participants and which will be legended as set forth under the heading "Notice to Investors."

         DTC has advised the Company as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the
Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").

         Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Note among participants of DTC, it is under no obligation to perform such procedures, and such procedures may be discontinued at any time. Neither the Company nor the Trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

REGISTRATION RIGHTS; LIQUIDATED DAMAGES

         The Company is party to the Registration Rights Agreement with Salomon Brothers Inc and Chase Securities Inc., as the initial purchasers of the Old Notes, pursuant to which the Company has agreed, for the benefit of the holders of the Old Notes, to use its reasonable best efforts, at its cost, to file and cause to become effective this Exchange Offer Registration Statement. Upon the effectiveness of the Exchange Offer Registration Statement, the Company will offer to the Holders of Transfer Restricted Securities (as defined below) who are able to make certain representations the opportunity to exchange their Transfer Restricted Securities for New Notes in the Exchange Offer. If (i) the Company is not permitted to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy or (ii) any Holder of Transfer Restricted Securities holding more than $5.0 million in aggregate principal amount of Transfer Restricted Securities notifies the Company within the specified time period (A) that it is prohibited by law or Commission policy from participating in the Exchange Offer, (B) that it may not resell the New Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus (as amended or supplemented) contained in the Exchange Offer Registration Statement is not appropriate or available for such resales or (C) that it is a broker-dealer and owns Old Notes acquired directly from the Company or an affiliate of the Company, the Company will file with the Commission the Shelf Registration Statement to cover resales of the Old Notes by the Holders thereof who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement. The Company will use its reasonable best efforts to cause the applicable registration statement to be declared effective as promptly as practicable by the Commission.

         The Indenture provides that the New Notes and the Old Notes will constitute one class of securities for all purposes, will vote and consent together on all matters as one class and will not have the right to vote or consent as a separate class on any matter.

         The Registration Rights Agreement provides that (i) the Company will use its reasonable best efforts to file an Exchange Offer Registration Statement with the Commission on or prior to May 4, 1998, (ii) Company will use its reasonable best efforts to have the Exchange Offer Registration Statement declared effective by the Commission on or prior to September 1, 1998, (iii) unless the Exchange Offer would not be permitted by applicable law or Commission policy, the Company will commence the Exchange Offer and use its reasonable best efforts to issue on or prior to 30 business days after the date on which the Exchange Offer Registration Statement was declared effective by the Commission, New Notes in exchange for all Notes tendered prior thereto in the Exchange Offer, (iv) if obligated to file the Shelf Registration Statement, the Company will use its reasonable best efforts to file the Shelf Registration Statement with the Commission on or prior to 60 days after such filing obligation arises and use its reasonable best efforts to cause the Shelf Registration to be declared effective by the Commission on or prior to 180 days after such obligation arises and (v) (A) in certain circumstances and with certain exceptions, cause the Exchange Offer Registration Statement to remain effective and usable for a period of 90 days following the consummation of the Exchange Offer and (B) with certain exceptions, cause the Shelf Registration Statement to remain effective and usable for a period of two years following the initial effectiveness thereof or such shorter period ending when all the Notes available for sale thereunder have been sold or are eligible for sale pursuant to Rule 144(k) under the Securities Act (or any successor provision). If (a) the Company fails to file any of the Registration Statements required by the Registration Rights Agreement on or before the date specified for such filing, (b) any of such Registration Statements is not declared effective by the Commission on or prior to the date specified for such effectiveness, (c) the Company fails to consummate the Exchange Offer within 30 business days after the date on which the Exchange Offer Registration Statement is declared effective, or (d) the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities during the periods specified in the Registration Rights Agreement (each such event referred to in clauses (a) through (d) above as a "Registration Default"), then the Company will pay to each Holder of Notes affected thereby, with respect to the first 90-day period immediately following the occurrence of such Registration Default in an amount equal to $.05 per week per $1,000 principal amount of Notes held by such Holder ("Liquidated Damages"). The amount of the Liquidated Damages will increase by an additional $.05 per week per $1,000 principal amount of Notes affected thereby with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages of $.20 per week per $1,000 principal amount of Notes affected thereby. All accrued Liquidated Damages will be paid by the Company on each Damages Payment Date, in the same manner that payments of interest on the Notes are made. Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease.

         See "The Exchange Offer."

         The summary herein of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Registration Rights Agreement filed as an exhibit hereto.

CERTAIN DEFINITIONS

         Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided. For purposes of making any determination of any amount under any single definition set forth below, such determination shall be made without double counting of any item; provided that, with respect to the definition of "Fixed Charge Coverage Ratio" it shall not be deemed to be double counting if an item is included in the calculation of each of "Consolidated EBITDA" and "Fixed Charges."

         "Acquired Debt" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person merges with or into or becomes a Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

         "Asset Sale" means (i) the sale, lease, conveyance or other disposition by the Company or any of its Restricted Subsidiaries of any assets (including, without limitation, by way of a sale and leaseback) other than in the ordinary course of business (provided, that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provision of the Indenture described above under the caption "Certain Covenants--Merger, Consolidation or Sale of Assets" and not by the provisions of the "Asset Sales" covenant), and (ii) the issue or sale by the Company or any of its Restricted Subsidiaries of Equity Interests of any of the Company's Restricted Subsidiaries (other than directors' qualifying shares), in the case of clauses (i) and (ii), whether in a single transaction or a series of related transactions, (a) that have a fair market value in excess of $5.0 million or (b) for Net Proceeds in excess of $5.0 million. Notwithstanding the foregoing: (i) a transfer of assets by the Company to a Restricted Subsidiary, by a Restricted Subsidiary to the Company or to another Restricted Subsidiary or a Holding Company Restructuring;
(ii) an issuance of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary; (iii) a Restricted Payment that is permitted by the covenant described above under the covenant entitled "Restricted Payments"; (iv) the sale and leaseback of any assets within 90 days of the acquisition of such assets; (v) a sale of Receivables and Related Assets to or by a Securitization Subsidiary in connection with a Permitted Receivables Financing; (vi) any disposition of property in the ordinary course of business by the Company or any of its Restricted Subsidiaries that, in the good faith judgment of management of the Company, has become obsolete or worn out; (vii) any disposition of inventory in the ordinary course of business; (viii) any exchange by the Company or any Restricted Subsidiary of assets for assets of another Person (provided, that (A) all or substantially all of the property received by the Company or any Restricted Subsidiary in such exchange is of a type used in a Related Business (or constitutes Capital Stock of a Person engaged in a Related Business or cash), (B) no Default or Event of Default shall have occurred and be continuing as a result of such exchange, (C) a majority of the Board of Directors of the Company shall have determined in their good faith judgment that such exchange is fair to the Company or the applicable Restricted Subsidiary, as the case may be, (D) in the event the Company or a Restricted Subsidiary, as the case may be, receives any Capital Stock of a Person pursuant to such exchange, if such Person does not become a Restricted Subsidiary of the Company by virtue of such exchange, then such exchange shall be deemed to be a Restricted Payment by the Company reducing the Restricted Payments basket under clause (c) of the first paragraph under the "Restricted Payments" covenant above, and (E) in the event the Company or a Restricted Subsidiary, as the case may be, receives cash pursuant to such exchange, such cash received shall be applied in the manner applicable to Net Proceeds from Asset Sales pursuant to the "Asset Sales" covenant); and (ix) any loans or other transfers of equipment to customers of the Company for use with the Company's disposable medical products, provided, that the fair market value of any such equipment loaned or otherwise transferred to any one customer in any one year shall not exceed $5.0 million in the aggregate; and (xii) the sale or issuance of a minimal number of any Foreign Subsidiary's Equity Interests to a foreign national to the extent required by local law or in a jurisdiction outside of the United States, will not be deemed to be Asset Sales.

         "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

         "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be so required to be capitalized on the balance sheet in accordance with GAAP.

         "Capital Stock" means, (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any similar participation in profits and losses or equity of a Person.

         "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank or trust company having capital and surplus in excess of $300 million, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. ("Moody's") or Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc. ("S&P"), and in each case maturing within one year after the date of acquisition, (vi) investment funds investing 95% of their assets in securities of the types described in clauses (i) through
(v) above, (vii) readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody's or S&P and
(vii) Indebtedness with a rating of "A" or higher from S&P or "A2" or higher from Moody's.

         "Change of Control" means the occurrence of any of the following: (i) any sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation) in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any "person" (as defined in Section 13(d) of the Exchange Act) or "group" (as defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act); (ii) the adoption of a plan for the liquidation or dissolution of the Company; (iii) the Company consolidates with, or merges with or into, another "person" (as defined above) or "group" (as defined above), in a transaction or series of related transactions in which the Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than a Holding Company Restructuring or any transaction where (A) the outstanding Voting Stock of the Company is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee corporation and (B) either
(1) the "beneficial owners" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of the outstanding Voting Stock of the Company immediately prior to such transaction own beneficially, directly or indirectly through one or more Subsidiaries, not less than a majority of the total outstanding Voting Stock of the surviving or transferee corporation immediately after such transaction or
(2) if, immediately prior to such transaction the Company is a direct or indirect Subsidiary of any other Person (each such other Person, the "Holding Company"), the "beneficial owners" (as defined above) of the outstanding Voting Stock of such Holding Company immediately prior to such transaction own beneficially, directly or indirectly through one or more Subsidiaries, not less than a majority of the outstanding Voting Stock of the surviving or transferee corporation immediately after such transaction; (iv) the consummation of any transaction or series of any related transactions (including, without limitation, by way of merger or consolidation) the result of which is that any "person" (as defined above) or "group" (as defined above), becomes the "beneficial owner" (as defined above) of more than 50% of the voting power of the Voting Stock of the Company; or (v) during any consecutive two-year period, the first day on which a majority of the members of the Board of Directors of the Company who were members of the Board of Directors at the beginning of such period are not Continuing Directors.

         "Consolidated EBITDA" means, with respect to any Person for any period, the Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, plus, to the extent deducted in computing Consolidated Net Income,
(i) the provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, (ii) Consolidated Interest Expense of such Person for such period, (iii) depreciation and amortization (including amortization of goodwill, organization costs, covenants not to compete and other intangibles) and all other non-cash charges (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period, and (iv) the effect of any write-up of inventory balances of such Person and its Restricted Subsidiaries in connection with an acquisition accounted for as a purchase transaction, in each case, on a consolidated basis determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes based on the income or profits, the Consolidated Interest Expense and the depreciation  and  amortization  and other  non-cash  charges  of, a  Restricted
Subsidiary of a Person shall be added to Consolidated Net Income to compute Consolidated EBITDA only to the extent (and in the same proportion) that the Net Income of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person.

         "Consolidated Interest Expense" means, with respect to any Person for any period, the interest expense of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP (including amortization of original issue discount, non-cash interest payments, the interest component of all payments associated with Capital Lease Obligations, net payments, if any, pursuant to Hedging Obligations and imputed interest with respect to Attributable Debt and excluding amortization of deferred financing costs).

         "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, however, that (i) the Net Income (but not loss) of any
Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid to the referent Person or a Restricted Subsidiary thereof in cash, (ii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be included, (iii) the cumulative effect of a change in accounting principles shall be excluded, (iv) the portion of net income of the Company and its Consolidated Subsidiaries allocable to investments in unconsolidated Persons to the extent that cash dividends or distributions have not actually been received by the Company or one of its Consolidated Subsidiaries shall be excluded until such cash is received and (v) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of Net Income is not, at the date of determination, permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement (other than any Credit Agreement), instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary.

         "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the relevant Person who (i) was a member of such Board of Directors on the date of the Indenture or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

         "Credit Agreement" means the Credit Facility and one or more borrowing arrangements to be entered into by and between the Company and/or one or more of its Subsidiaries and a commercial bank or other institutional lender, including any related notes, security documentation, guarantees, letters of credit, collateral documents, instruments and agreements executed in connection therewith,  including  any  appendices,  exhibits  or  schedules  to  any of the foregoing,  and in each  case  as  such  agreements  may be  amended,  modified, supplemented or restated from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid or extended from time to time (whether with the original agents and lenders or other agents or lenders or otherwise, and whether provided under the original credit agreement or credit agreements and whether for the same or a different amount or otherwise) on one or more occasions.

         "Credit Facility" means that certain credit agreement, providing for up to $450 million aggregate principal amount of borrowings, dated as of December 29, 1997 and as amended through the date of the Indenture, by and among the Company, certain Subsidiaries, the several lenders party thereto, Chase Securities Inc., as arranger and syndication agent, Salomon Brothers Holding Company, Inc, as documentation agent, and The Chase Manhattan Bank, as administrative agent, and any related notes, security documentation, guarantees, letters of credit, collateral documents, instruments and agreements executed in connection therewith, including any appendices, exhibits or schedules to any of the foregoing, and in each case as such agreements may be amended, modified, supplemented or restated from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid or extended from time to time (whether with the original agents and lenders or other agents or lenders or otherwise, and whether provided under the original credit agreement or credit agreements and whether for the same or different amount or otherwise) on one or more occasions.

         "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

         "Designated Senior Debt" means (i) so long as any Indebtedness is outstanding under the Credit Facility, such Indebtedness and (ii) any other Senior Debt permitted under the Indenture the principal amount of which is $25.0 million or more and that has been designated by the Company as "Designated Senior Debt."

         "Disqualified Stock" means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event (other than an event which would constitute a Change of Control), matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except, in each case, upon the occurrence of a Change of Control) on or prior to the final maturity date of the Notes.

         "Equity Interests" means Capital Stock and all warrants, options or other rights (including rights under a shareholder rights plan) to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

         "Existing Indebtedness" means Indebtedness of the Company and its Restricted Subsidiaries (other than Indebtedness under the Credit Facility) in existence on the date of the Indenture until such amounts are repaid.

         "Fixed Charges" means, with respect to any Person for any period, the sum of (i) the Consolidated Interest Expense of such Person for such period and
(ii) any interest expense on Indebtedness of another Person that is (A) guaranteed by the referent Person or one of its Restricted Subsidiaries (whether or not such guarantee is called upon) (other than guarantees permitted under clause (xvi) of the second paragraph under the "Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" covenant) or (B) secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such Lien is called upon); provided that with respect to clause (ii)(B), the amount of Indebtedness (and attributable interest expense) shall be equal to the lesser of (I) the principal amount of the Indebtedness secured by the assets of such Person or one of its Restricted Subsidiaries and (II) the fair market value (as determined by the Board of Directors of such Person and set forth in an Officer's Certificate delivered to the Trustee) of the assets securing such Indebtedness and (iii) the product of (a) all cash dividend payments (and non-cash dividend payments in the case of a Person that is a Restricted Subsidiary) on any series of preferred stock of such Person, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

         "Fixed Charge Coverage Ratio" means with respect to any Person for any period, the ratio of the Consolidated EBITDA of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person and its Restricted Subsidiaries for such period. In the event that the Company or any of its Restricted Subsidiaries incurs, assumes, guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated, but on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. For purposes of making the computation referred to above, (i) acquisitions that have been made by the Company or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and shall give pro forma effect to the Indebtedness and the Consolidated EBITDA of the Person which is the subject of any such acquisition, (ii) the Consolidated EBITDA attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, (iii) Consolidated Interest Expense attributable to interest on any Indebtedness (whether existing or being incurred) computed on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect on the Calculation Date had been the applicable rate for the entire period, (iv) pro forma effect shall be given to Asset Sales and asset acquisitions (including giving pro forma effect to the application of the proceeds of any Asset Sale) that occur during such period or thereafter and on or prior to the Calculation Date as if they had occurred and such proceeds had been applied on the first day of such period, and (v) pro forma effect shall be given to Asset Sales and asset acquisitions (including giving pro forma effect to the application of proceeds of any Asset Sale and any related financing in connection with any asset acquisition) that have been made by any Person that has become a Restricted Subsidiary or has been merged with or into the Company or any Restricted Subsidiary during such four-quarter reference period or subsequent to such period and prior to the Calculation Date and that would have constituted Asset Sales or acquisitions had such transactions occurred when such Person was a Restricted Subsidiary as if such Asset Sales or asset acquisitions were Asset Sales or asset acquisitions that occurred on the first day of such period as if they had occurred on the first day of such period.

         "Foreign Subsidiary" means any Restricted Subsidiary of the Company organized and existing under the laws of any jurisdiction outside of the United States.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Committee on Auditing Procedures and the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, the Securities and Exchange Commission or in such other opinions, pronouncements or statements by such other entities, including practice within the profession, as may be approved or followed by a significant segment of the accounting profession of the United States, which are in effect or followed from time to time. All determinations (including all ratios and computations) based on GAAP contained in the Indenture shall be computed in conformity with GAAP as in effect on December 31, 1997.

         "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

         "guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof, but excluding contractual indemnity obligations, of all or any part of any Indebtedness), in accordance with GAAP.

         "Guarantor" means each of (i) the Subsidiaries of the Company (other than Foreign Subsidiaries, Immaterial Subsidiaries and Securitization Subsidiaries) in existence on the date of the Indenture and (ii) any future Restricted Subsidiary (other than Foreign Subsidiaries, Immaterial Subsidiaries and Securitization Subsidiaries), and their respective successors and assigns. The Guarantors at the date of this Prospectus are Aspen Laboratories, Inc., Consolidated Medical Equipment International, Inc., CONMED Andover Medical Inc., Envision Medical Corporation, Linvatec Corporation and NDM, Inc.

         "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or foreign exchange rates and

(iii) indemnity agreements and arrangements entered into in connection with the agreements and arrangements described in clauses (i) and (ii).

         "Holding Company Restructuring" means any merger, consolidation or similar transaction (including a share exchange under state law) or series of mergers, consolidations or similar transactions (including share exchanges pursuant to state law) involving the Company, its Restricted Subsidiaries and/or any other "person" (as defined in Section 13(d) of the Exchange Act) consummated principally for the purpose of reorganizing the Company's operations under a holding company structure where (a) the outstanding Voting Stock of the Company is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee corporation (the "New Holding Company"); provided, that the "beneficial owners" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of the outstanding Voting Stock of the Company immediately prior to such transaction(s) own beneficially, directly or indirectly through one or more "persons" (as defined above), all of the total outstanding Voting Stock of the New Holding Company immediately after such transaction and (b) the Guarantee of each Subsidiary of the Company that becomes a Subsidiary of the New Holding Company as a result of such transaction shall not be terminated in connection with such transaction.

         "Immaterial Subsidiary" means any Restricted Subsidiary designated by the Company as an Immaterial Subsidiary and which would not be a "significant subsidiary" under Rule 1-02(w) of Regulation S-X, substituting all references in such Rule to 10% with 5%, provided, that the Company may not designate any Restricted Subsidiary as an Immaterial Subsidiary if, giving effect to such designation, the combined total assets (determined in accordance with GAAP) of the Company and the Guarantors would represent less than 80% of the combined total assets (determined in accordance with GAAP) of the Company and the Restricted Subsidiaries (excluding Foreign Subsidiaries). Any Immaterial
Subsidiary which subsequent to its designation as such ceases to meet the foregoing criteria shall thereupon cease to be an Immaterial Subsidiary and shall become a Guarantor.

         "Incur" or "incur" means, with respect to any Indebtedness (including Acquired Debt or Disqualified Stock), to create, incur, issue, assume, guaranty or otherwise become directly or indirectly liable for or with respect to, or become responsible for, the payment of such Indebtedness (including Acquired Debt or Disqualified Stock); provided that (i) neither the accrual of interest nor the accretion of original issue discount shall be considered an incurrence of Indebtedness and (ii) the assumption of Indebtedness by the surviving entity of a transaction permitted by the last sentence of the second paragraph under "Subsidiary Guarantees" or the last sentence of the covenant entitled "Merger, Consolidation or Sale of Assets" in existence at the time of such transaction shall not be deemed to be an incurrence of Indebtedness. The term "incurrence" has a corresponding meaning.

         "Indebtedness"  means, with respect to any Person without  duplication,
(a) any indebtedness of such Person, whether or not contingent (but excluding contractual indemnity obligations), in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or representing Capital Lease Obligations or the deferred and unpaid balance of the purchase price of any property, except Indebtedness shall not include any such balance that constitutes an accrued expense or trade payable, or representing any Hedging
Obligations if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, (b) all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) and (c) the maximum fixed repurchase price of Disqualified Stock issued by such Person, in each case if held by any Person other than the Company or a Restricted Subsidiary of the Company, and, to the extent not otherwise included, the guarantee by such Person of any such indebtedness of any other Person.

         "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including Guarantees), advances or capital contributions (excluding loans to directors, officers or employees (but not any forgiveness thereof) and commissions, travel and similar advances to directors, officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that an acquisition of assets, Equity Interests or other securities by the Company for consideration consisting of common equity securities of the Company shall not be deemed to be an Investment. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company, or any Restricted Subsidiary of the Company issues Equity Interests, such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company shall be deemed to have made an investment on the date of any such sale, disposition or issuance equal to the fair market value of the Equity Interests of such Person held by the Company or such Restricted Subsidiary immediately following any such sale, disposition or issuance.

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest).

         "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP, excluding, however, (i) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries, and (ii) any extraordinary, unusual or nonrecurring gain, charge, expense or loss, together with any related provision for taxes on such extraordinary, unusual or nonrecurring gain, charge, expense or loss.

         "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof, amounts required to be applied to the repayment of Indebtedness (other than long-term Indebtedness of a Restricted Subsidiary of such Person and Indebtedness under the Credit Facility) secured by a Lien on the asset or assets that are the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

         "Non-Recourse Debt" means Indebtedness (i) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (ii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

         "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages, guarantees and other liabilities payable under the documentation governing any Indebtedness, in each case whether now or hereafter existing, renewed or restructured, whether or not from time to time decreased or extinguished and later increased, created or incurred, whether or not arising on or after the commencement of a proceeding under Title 11, U.S. Code or any similar federal or state law for the relief of debtors (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

         "Pari Passu Indebtedness" means Indebtedness of the Company which ranks pari passu in right of payment with the Notes.

         "Permitted Investments" means (i) Investments in the Company or in a Restricted Subsidiary of the Company (including, without limitation, guarantees of the Indebtedness and/or other Obligations of the Company and/or any Restricted Subsidiary of the Company, so long as such Indebtedness and/or other Obligations are permitted under the Indenture); (ii) Investments in Cash Equivalents; (iii) Investments by the Company or any Restricted Subsidiary of the Company in, or the purchase of the securities of, a Person if, as a result of such Investment, (a) such Person becomes a Restricted Subsidiary of the Company or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company; (iv) Investments in accounts and notes receivable acquired in the ordinary course of business; (v) any non-cash consideration received in connection with an Asset Sale that complies with the covenant entitled "Asset Sales"; (vi) Investments in connection with Hedging Obligations permitted to be incurred under the covenant entitled "Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock"; (vii) Investments outstanding on the date of the Indenture;
(viii) Investments not to exceed $25.0 million at any one time; (ix) in the event the Company or any Restricted Subsidiary maintains any unfunded deferred compensation plan (within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended), to the extent benefits under such plan are defined by reference to specific investments, whether at the participant's or the beneficiaries' election or otherwise, any Investment in such a specific investment; (x) extensions of trade credit in the ordinary course of business;
(xi) investments (including debt obligations and Equity Interests) by the Company or any Restricted Subsidiary received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business; and (xii) guarantees (other than those referred to in clause (i) above) permitted to be incurred by the Company or any Restricted Subsidiary pursuant to the covenant entitled "Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock."

         "Permitted Junior Securities" shall mean debt or equity securities of the Company or any successor corporation issued pursuant to a plan of reorganization or readjustment of the Company that are subordinate to the payment of all then outstanding Senior Debt at least to the same extent that the Notes are subordinated to the payment of all Senior Debt on the Closing Date, so long as (i) the effect of the use of this defined term in the subordination provisions described under the caption "Subordination" is not to cause the Notes to be treated as part of (a) the same class of claims as the Senior Debt or (b) any class of claims pari passu with, or senior to, the Senior Debt for any payment or distribution in any case or proceeding or similar event relating to the liquidation, insolvency, bankruptcy, dissolution, winding up or reorganization of the Company and (ii) to the extent that any Senior Debt outstanding on the date of consummation of any such plan of reorganization or readjustment is not paid in full in cash on such date, either (a) the holders of any such Senior Debt not so paid in full in cash have consented to the terms of such plan of reorganization or readjustment or (b) such holders receive securities which constitute Senior Debt and which have been determined by the relevant court to constitute satisfaction in full in money or money's worth of any Senior Debt not paid in full in cash.

         "Permitted Liens" means (i) Liens on property of the Company and any Restricted Subsidiary securing (a) Senior Debt and/or (b) Hedging Obligations permitted to be incurred under the Indenture at the time incurred pursuant to the covenant described above under the covenant entitled "Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock"; (ii) Liens in favor of the Company or any of its Restricted Subsidiaries; (iii) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company; provided, that such Liens were not incurred in connection with, or in contemplation of, such merger or consolidation and do not extend to any assets of the Company or any Restricted Subsidiary of the Company other than the assets acquired in such merger or consolidation; (iv) Liens on property of a Person existing at the time such Person becomes a Restricted Subsidiary of the Company; provided that such Liens were not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary and do not extend to any assets of the Company or any other Restricted Subsidiary of the Company;
(v) Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company; provided that such Liens were not incurred in connection with, or in contemplation of, such acquisition and do not extend to any assets of the Company or any of its Restricted Subsidiaries other than the property so acquired; (vi) Liens imposed by law, including Liens to secure the performance of statutory obligations, surety or appeal bonds or performance bonds, or landlords', carriers', warehousemen's, mechanics', suppliers', materialmen's, or other like Liens, in any case incurred in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate process of law, if a reserve or other appropriate provision, if any, as is required by GAAP shall have been made therefor; (vii) Liens existing on the date of the Indenture; (viii) pledges or deposits by such Person under worker's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business; provided that any reserve or other appropriate provision as required in conformity with GAAP shall have been made therefor;
(ix) Liens for property taxes not yet subject to penalties for non-payment or which are being contested in good faith and by appropriate proceedings; provided that any reserve or other appropriate provision as required in conformity with GAAP shall have been made therefor; (x) Liens in favor of issuers of surety bonds or commercial letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business which encumber documents and other property or assets relating to such letters of credit and products and proceeds therefor; (xi) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially impair their use in the operation of the business of such Person; (xii) Liens securing Indebtedness incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, inventory or other property of such Person; provided that the Lien may not extend to any other property owned by such Person or any of its Subsidiaries at the time the Lien is incurred; (xiii) Liens on Receivables and Related Assets to reflect sales of Receivables and Related Assets to and by a Securitization Subsidiary pursuant to a Permitted Receivables Financing or securing Indebtedness permitted by paragraph (xiii) of the covenant entitled "Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock"; (xiv) Liens securing Indebtedness represented by any industrial revenue bonds, pollution control bonds or other tax exempt financing; provided, that the aggregate amount of any Indebtedness to which such Liens relate at any one time outstanding shall not exceed $10.0 million; (xv) Liens to secure (A) Indebtedness (including Capital Lease Obligations) permitted by clause (iv) of the second paragraph of the covenant entitled "Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" covering only the assets acquired with such Indebtedness or the assets which are the subject of the sale leaseback transaction, as the case may be, and (B) Indebtedness of any Restricted Subsidiary (other than a Guarantor) permitted to be incurred by such Restricted Subsidiary pursuant to the covenant entitled "Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock"; (xvi) Liens incurred by the Company or any Restricted Subsidiary of the Company with respect to obligations not constituting Indebtedness for borrowed money that do not exceed $10.0 million in the aggregate at any one time outstanding; (xvii) Liens securing Indebtedness incurred to refinance Indebtedness that has been secured by a Lien permitted under the Indenture; provided that (a) any such Lien shall not extend to or cover any assets or property not securing the Indebtedness so refinanced and (b) the refinancing Indebtedness secured by such Lien shall have been permitted to be incurred under the covenant entitled "Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock"; (xviii) Liens in favor of the lessee on instruments which are the subject of leases entered into in the ordinary course of business; provided that any such Lien shall not extend to or cover any assets or property of the Company and its Restricted Subsidiaries that is not the subject of any such lease; (xix) Liens to secure Attributable Debt and/or that are permitted to be incurred pursuant to the covenant entitled "Sale and Leaseback Transactions"; provided that any such Lien shall not extend to or cover any assets of the Company or any Guarantor other than the assets which are the subject of the sale leaseback transaction in which the Attributable Debt is incurred; and (xx) Liens to secure other Indebtedness; provided, that the aggregate amount of any Indebtedness to which such Liens relate at any one time outstanding shall not exceed $15.0 million.

         "Permitted Receivables Financing" means a transaction or series of transactions (including amendments, supplements, extensions, renewals, replacements, refinancings or modifications thereof) pursuant to which a Securitization Subsidiary purchases Receivables and Related Assets from the Company or any Restricted Subsidiary and finances such Receivables and Related Assets or a fractional undivided interest in the Receivables and Related Assets; provided that (i) the Board of Directors shall have determined in good faith that such Permitted Receivables Financing is economically fair and reasonable to the Company and the Securitization Subsidiary, (ii) all sales of Receivables and Related Assets to or by the Securitization Subsidiary are made at fair market value (as determined in good faith by the Board of Directors), (iii) the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the Board of Directors),
(iv) no portion of the Indebtedness of a Securitization Subsidiary is guaranteed by or is recourse to the Company or any Restricted Subsidiary (other than recourse for customary representations, warranties, covenants and indemnities, none of which shall relate to the collectibility of the Receivables and Related Assets) and (v) neither the Company nor any Subsidiary has any obligation to maintain or preserve the Securitization Subsidiary's financial condition.

         "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defeasance or refund other Indebtedness of the Company or any of its Restricted Subsidiaries; provided that: (i) the principal amount of such Permitted Refinancing Indebtedness does not exceed the principal amount of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of premiums, accrued interest and reasonable fees and expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes and has a final maturity date that is later than the final maturity of the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable in the aggregate to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or
refunded;  (iv)  if  the  Indebtedness  being  extended,  refinanced,   renewed,
replaced, defeased or refunded ranks pari passu in right of payment with the Notes and has a final maturity date that is later than the final maturity of the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and ranks pari passu with, or is subordinated in right of payment to, the Notes on terms at least as favorable in the aggregate to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (v) if such Indebtedness is incurred by the Company, the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded may not be a Restricted Subsidiary.

         "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, charitable foundation, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

         "Receivables and Related Assets" means accounts receivable and instruments, chattel paper, obligations, general intangibles and other similar assets, in each case, relating to such receivables, including interests in merchandise or goods, the sale or lease of which gave rise to such receivables, related contractual rights, guarantees, insurance proceeds, collections, other related assets and proceeds of all of the foregoing.

         "Related Business" means a business the majority of whose revenues result from the manufacturing, distribution or sale of medical products and equipment or any business reasonably related or incident thereto.

         "Restricted Investment" means an Investment other than a Permitted Investment.

         "Restricted Subsidiary" means (i) any Subsidiary of the referent Person that is not an Unrestricted Subsidiary or (ii) any Subsidiary of a New Holding Company so long as the Holding Company is a Guarantor.

         "Securitization Subsidiary" means any Subsidiary created for the limited purpose of acquiring and financing Receivables and Related Assets and engaging in activities ancillary thereto, so long as it: (a) has no Indebtedness other than Non-Recourse Debt and (b) is a Person with respect to which neither the Company nor any of its other Subsidiaries has any direct obligation to maintain or preserve such Person's financial condition. If, at any time, such Securitization Subsidiary would fail to meet the foregoing requirements as a Securitization Subsidiary, it shall thereafter cease to be a Securitization Subsidiary for purposes of the Indenture and any Indebtedness of such Securitization Subsidiary shall be deemed to be incurred by a Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "-- Certain Covenants--Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock," the Company shall be in default of such covenant).

         "Senior Debt" means, (a) with respect to the Company, (i) all Obligations under or in respect of the Credit Facility permitted to be incurred under the Indenture at the time incurred pursuant to the covenant described above under the caption "-- Certain Covenants--Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" and (ii) any other Indebtedness permitted to be incurred by the Company under the terms of the Indenture and any Hedging Obligation permitted to be incurred under the terms of the Indenture, unless the instrument under which the foregoing is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes, and (b) with respect to any Guarantor, (i) all Obligations under or in respect of the Credit Facility permitted to be incurred under the Indenture at the time incurred pursuant to the covenant described above under the caption "-- Certain Covenants--Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" and (ii) any other Indebtedness permitted to be incurred by such Guarantor under the terms of the Indenture and any Hedging Obligation permitted to be incurred under the terms of the Indenture, unless the instrument under which the foregoing is incurred expressly provides that such Indebtedness is on parity with or subordinated in right of payment to the Guarantee of such Guarantor. Notwithstanding anything to the contrary in the foregoing, Senior Debt will not include (w) any liability for federal, state, local or other taxes, (x) any Indebtedness of the Company or any Guarantor to the Company or any Subsidiary of the Company or any of their respective Affiliates, (y) any trade payables, or (z) any Indebtedness of the type described in clauses (a) (ii) and (b) (ii) of the preceding sentence that is incurred in violation of the Indenture, provided, that this clause (z) shall not be read to negate the requirement in clauses (a) (i) and (b) (i) of the preceding sentence that Obligations under or in respect of the Credit Facility be permitted at the time incurred under the "Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" covenant.

         "Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of the Indenture.

         "Stated Maturity" means, when used with respect to any Note or any installment of interest thereon, the date specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable, and when used with respect to any other Indebtedness, means the date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness, or any installment of interest thereon, is due and payable.

         "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of Voting Stock is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

         "Unrestricted Subsidiary" means any Subsidiary that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary: (i) has no Indebtedness other than Non-Recourse Debt; (ii) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company relating to a transaction or series of related transactions having a transaction value in excess of $2.0 million, unless the terms of any such agreement, contract, arrangement or understanding are, in the good faith judgment of the Board of Directors of the Company, no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (iii) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and (iv) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officer's
Certificate certifying that such designation complied with the foregoing conditions and was permitted by the covenant described above under the covenant entitled "Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under the covenant entitled "Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock," the Company shall be in default of such covenant from the date of such incurrence). The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under the covenant entitled "Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" and (ii) no Default or Event of Default would be in existence following such designation.

         "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of any Person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

         "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the then outstanding principal amount of such Indebtedness into (ii) the total of the product obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the numbers of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

         "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person or by such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.


                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The following is a summary of certain United States federal income tax consequences applicable to the exchange of Old Notes for New Notes pursuant to the Exchange Offer (the "Exchange") and the ownership and disposition of New Notes. This summary deals only with New Notes held as capital assets by holders who purchased Old Notes at 100% of their principal amount, and not with special classes of holders, such as dealers in securities or currencies, banks, tax-exempt organizations, life insurance companies, persons that hold New Notes as a hedge (or hedged against) currency or interest rate risks or that are part of a straddle or conversion transaction, or persons whose functional currency is not the U.S. dollar. Investors who purchased the Old Notes at a price other than 100% of their principal amount should consult their tax advisor as to the possible applicability to them of the amortizable bond premium or market discount rules. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), its legislative history, existing and proposed regulations thereunder, published rulings and court decisions, all as currently in effect and all subject to change at any time, perhaps with retroactive effect.

         HOLDERS OF NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE CONSEQUENCES, IN THEIR PARTICULAR CIRCUMSTANCES, UNDER THE CODE AND THE LAWS OF ANY OTHER TAXING JURISDICTION, OF THE EXCHANGE AND OWNERSHIP OF NEW NOTES.

         For United States federal income tax purposes, the Exchange will be disregarded and each New Note will be treated as a continuation of the corresponding Old Note. Accordingly, holders will not recognize gain or loss upon the Exchange. For purposes of determining gain or loss upon the subsequent sale or exchange of the New Notes, a holder's basis in the New Notes should be the same as such holder's basis in the Old Notes exchanged therefor. Holders should be considered to have held the New Notes from the time of their original acquisition of the Old Notes.

                              PLAN OF DISTRIBUTION

         Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale for a period of 90 days from the date of this Prospectus, or shorter period as will terminate when all Old Notes acquired by broker-dealers for their own accounts as a result of market-making activities or other trading activities have been exchanged for New Notes and resold by such broker-dealers.

         The Company will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

         For a period of 90 days from the date of this Prospectus, or such shorter period as will terminate when all Old Notes acquired by broker-dealers for their own accounts as a result of market-making activities or other trading activities have been exchanged for New Notes and resold by such broker-dealers, the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company has agreed to indemnify such broker-dealers against certain liabilities, including liabilities under the Securities Act.

         By acceptance of this Exchange Offer, each broker-dealer that receives New Notes pursuant to the Exchange Offer agrees that, upon receipt of notice from the Company of the happening of any event which makes any statement in this Prospectus untrue in any material respect or which requires the making of any changes in this Prospectus in order to make the statements herein not misleading, such broker-dealer will suspend use of this Prospectus until the Company has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such broker-dealer.


                      VALIDITY OF NEW NOTES AND GUARANTEES

         The validity of the New Notes offered hereby and the related guarantees will be passed upon for the Company by Joseph J. Corasanti, General Counsel for the Company. Sullivan & Cromwell, New York, New York, special counsel to the Company, is representing the Company in connection with the Exchange Offer.

                                     EXPERTS

         The consolidated financial statements of CONMED Corporation as of December 31, 1997 and December 31, 1996 and for each of the years in the three-year period ended December 31, 1997, incorporated by reference in this

Prospectus, have been so included on the reliance on the reports of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

         The Statement of Net Assets Acquired and Liabilities Assumed of the Linvatec Business Unit (a division of Zimmer, Inc., a wholly-owned subsidiary of Bristol-Myers Squibb Company) as of December 31, 1997 and December 31, 1996 and the Statement of Net Sales and Direct Operating Expenses of the Linvatec Business Unit for each of the years in the three-year period ended December 31, 1997, incorporated by reference in this Prospectus, have been so included on the reliance on the reports of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS


ITEM 20.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

         Section 722 of the New York Business Corporation Law (the "New York Law") provides that a corporation may indemnify an officer or director, in the case of third party actions, against judgments, fines, amounts paid in settlement and reasonable expenses and, in the case of derivative actions, against amounts paid in settlement and reasonable expenses, if the director or officer "acted, in good faith, for a purpose which he reasonably believed to be in . . . the best interests of the corporation" and, in the case of criminal actions, "had no reasonable cause to believe that his conduct was unlawful." Statutory indemnification may not be provided in derivative actions in respect of a threatened action, or a pending action which is settled or otherwise disposed of, or any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all of the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement and expenses as the court deems proper.

         As contemplated by New York Law Section 721, the Company's Bylaws, as amended on December 26, 1990, provide a broader basis for indemnification in accordance with and as permitted by New York Law Article 7.

         Section 6.6 of the Bylaws of the Company provides as follows:

                  Section 6.6 Indemnification. The Corporation shall indemnify each person made or threatened to be made a party to any action or proceeding, whether civil or criminal, by reason of the fact that such person or such person's testator or intestate is or was a director or officer of the Corporation, or serves or served at the request of the Corporation, any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, penalties, amounts paid in settlement and reasonable expenses, including attorneys' fees, incurred in connection with such action or proceeding, or any appeal therein, provided that no such indemnification shall be made if a judgment or other final adjudication adverse to such person establishes that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled, and provided further that no such indemnification shall be required with respect to any settlement or other nonadjudicated disposition of any threatened or pending action or proceeding unless the Corporation has given its prior consent to such settlement or other disposition.

                  The Corporation may advance or promptly reimburse upon request any person entitled to indemnification hereunder for all expenses, including attorneys' fees, reasonably incurred in defending any action or proceeding in advance of the final disposition thereof upon receipt of an undertaking by or on behalf of such person to repay such amount if such person is ultimately found not to be entitled to indemnification or, where indemnification is granted, to the extent the expenses so advanced or reimbursed exceed the amount to which such person is entitled, provided, however, that such person shall cooperate in good faith with any request by the Corporation that common counsel be utilized by the parties to an action or proceeding who are similarly situation unless to do so would be inappropriate due to actual or potential differing interests between or among such parties.

                  Anything in these bylaws to the contrary notwithstanding, no elimination of this bylaw, and no amendment of this bylaw adversely affecting the right of any person to indemnification or advancement of expenses hereunder shall be effective until the 60th day following notice to such person of such action, and no elimination of or amendment to this bylaw shall deprive any person of his or her rights hereunder arising out of alleged or actual occurrences, acts or failures to act prior to such 60th day.

                  The Corporation shall not, except by elimination or amendment of this bylaw in a manner consistent with the preceding paragraph, take any corporate action or enter into any agreement which prohibits, or otherwise limits the rights of any person to, indemnification in accordance with the provisions of this bylaw. The indemnification of any person provided by this bylaw shall continue after such person has ceased to be a director, officer or employee of the Corporation and shall inure to the benefit of such person's heirs, executors, administrators and legal representatives.

                  The Corporation is authorized to enter into agreements with any of its directors, officers of employees extending rights to indemnification and advancement of expenses to such person to the fullest extent permitted by applicable law as it currently exists, but the failure to enter into any such agreement shall not affect or limit the rights of such person pursuant to this bylaw, it being expressly recognized hereby that all directors, officers and employees of the Corporation, by serving as such after the adoption hereof, are acting in reliance hereon and that the Corporation is estoppel to contend otherwise.

                  In case any provision in this bylaw shall be determined at any time to be unenforceable in any respect, the other provisions shall not in any way be affected or impaired thereby, and the affected provision shall be given the fullest possible enforcement in the circumstances, it being the intention of the Corporation to afford indemnification and advancement of expenses to its directors, officers and employees, acting in such capacities or in the other capacities mentioned herein, to the fullest extent permitted by law.

                  For purposes of this bylaw, the Corporation shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his or her duties to the Corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan, and excise taxes assessed on a person with respect to an employee benefit plan pursuant to applicable law shall be considered indemnifiable expenses. For purposes of this bylaw, the term "Corporation" shall include any legal successor to the Corporation, including any corporation which acquires all or substantially all of the assets of the Corporation in one or more transactions.

         The Company carries directors' and officers' liability insurance for the benefit of its directors and officers.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

         (A)      LIST OF EXHIBITS.

         2.1 Plan and Agreement of Merger dated as of December 5, 1994 among the Company, CONMED Acquisition Corporation and Birtcher Medical Systems, Inc. (incorporated herein by reference to Appendix A of the Company's Registration Statement on S-4 (File No. 33-87746)).

         2.2 Asset Purchase Agreement by and between New Dimensions In Medicine, Inc. and CONMED Corporation dated as of the 18th day of October 1995 (incorporated herein by reference to New Dimensions In Medicine, Inc's. (Commission File No. 1-09156) Report on Form 8-K dated October 18, 1995).

         2.3 Purchase Agreement, dated as of May 28, 1997, by and between Davol, Inc. and CONMED Corporation (incorporated by reference to Exhibit 2 in the Company's Current Report on Form 8-K filed on July 11, 1997).

         2.4 Stock and Asset Purchase Agreement dated as of November 26, 1997, between Bristol-Myers Squibb Company and CONMED Corporation, as amended by an amendment dated as of December 31, 1997 (incorporated herein by reference to Exhibit 2.1(a) in the Company's Current Report on Form 8-K, filed on January 8, 1998).

         2.5 Amendment dated as of December 31, 1997, between Bristol-Myers Squibb Company and CONMED Corporation, to the Stock and Asset Purchase Agreement, dated as of November 26, 1997 between Bristol-Myers Squibb Company and CONMED Corporation (incorporated herein by reference to Exhibit 2.1(b) in the Company's Current Report on Form 8-K, filed on January 8,
                  1998).

         4.1 Registration Rights Agreement dated March 5, 1998 among the Company, Salomon Brothers Inc and Chase Securities Inc.

         4.2 Indenture dated March 5, 1998 among the Company, the Subsidiary Guarantors named therein and First Union National Bank, Trustee (incorporated by reference from Exhibit 4.6 to the Company's Registration Statement on Form S-8 (File No. 333-48693)) filed on March 26, 1998.

         4.3      Form of 9%  Senior  Subordinated  Note Due 2008  (included  in
                  Exhibit 4.2).

         4.4 Credit Agreement dated as of December 29, 1997 among the Company, the lenders party thereto and the Chase Manhattan Bank as administrative agent for such lenders (incorporated by reference from Exhibit 10.1 to the Company's Current Report on Form 8-K filed January 8, 1998).

         4.5 Guarantee and Collateral Agreement, dated as of December 31, 1997, made by CONMED Corporation and certain of its subsidiaries in favor of The Chase Manhattan Bank
                  (incorporated herein by reference to Exhibit 10.2 in the Company's Current Report on Form 8-K filed on January 8,
                  1998).

         5        Opinion of Joseph J. Corasanti (to be filed by amendment).

         12       Computation   of  ratio   of   earnings   to   fixed   charges
                  (incorporated by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1997).

         23.1     Consent of Price Waterhouse LLP.

         23.2     Consent of Joseph J. Corasanti (included in Exhibit 5).

         24       Powers of Attorney (included on signature pages II-6 to II-16)

         25       Statement  of   Eligibility  of  First  Union  National  Bank,
                  Trustee.

         99.1     Form of Letter of Transmittal.

         99.2     Form of Notice of Guaranteed Delivery.


         (B)      FINANCIAL STATEMENT SCHEDULES

         None.

ITEM 22. UNDERTAKINGS.


         The Undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         The undersigned registration hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         The   undersigned   registrant   hereby   undertakes   to  remove  from
registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

         The undersigned registrant hereby undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, pursuant to the foregoing provisions summarized in Item 20, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding or by insurance) is asserted by any such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether or not such indemnification is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

         The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

         The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Utica and the State of New York, on the 7th day of April, 1998.

                                       CONMED CORPORATION



                                       By: /s/ Joseph J. Corasanti
                                          --------------------------------------
                                        Name:  Joseph J. Corasanti
                                        Title: Vice President - Legal Affairs
                                                 and General Counsel



                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Eugene R. Corasanti and Joseph J. Corasanti, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement, and file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on April 7, 1998.

               SIGNATURE                                                    TITLE
               ---------                                                    -----


 /s/ Eugene R. Corasanti                President, Chief Executive Officer and Chairman of the Board of Directors
-----------------------------------     (Principal Executive Officer)
         Eugene R. Corasanti


 /s/ Robert D. Shallish, Jr.            Chief Financial Officer, Vice President - Finance and Assistant Secretary
-----------------------------------     (Principal Financial Officer)
       Robert D. Shallish, Jr.


 /s/ Luke A. Pomilio                    Controller (Principal Accounting Officer)
-----------------------------------
           Luke A. Pomilio

 /s/ Joseph J. Corasanti                Vice President - Legal Affairs, General Counsel and Director
-----------------------------------
         Joseph J. Corasanti


                                      II-6




               SIGNATURE                         TITLE
               ---------                         -----


 /s/ Robert E. Remmell                  Director and Assistant Secretary
-----------------------------------
          Robert E. Remmell


 /s/ Harry Cone                         Director
-----------------------------------
             Harry Cone


 /s/ Bruce F. Daniels                   Director
-----------------------------------
          Bruce F. Daniels


 /s/ William D. Matthews                Director
-----------------------------------
         William D. Matthews

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Utica and the State of New York, on the 7th day of April, 1998.

                                       ASPEN LABORATORIES, INC.



                                       By: /s/ Joseph J. Corasanti
                                          --------------------------------------
                                        Name:  Joseph J. Corasanti
                                        Title: Vice President - Legal Affairs



                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Eugene R. Corasanti and Joseph J. Corasanti, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement, and file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on April 7, 1998.

               SIGNATURE                         TITLE
               ---------                         -----

 /s/ Eugene R. Corasanti                Chief Executive Officer and Director
-----------------------------------     (Principal Executive Officer)
         Eugene R. Corasanti


 /s/ Thomas M. Acey                     Treasurer (Principal Financial and Accounting Officer)
-----------------------------------
           Thomas M. Acey

 /s/ Joseph J. Corasanti                Vice President - Legal Affairs and Director
-----------------------------------
         Joseph J. Corasanti


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Utica and the State of New York, on the 7th day of April, 1998.

                                       CONSOLIDATED MEDICAL EQUIPMENT
                                         INTERNATIONAL, INC.



                                       By: /s/ Joseph J. Corasanti
                                          --------------------------------------
                                        Name:  Joseph J. Corasanti
                                        Title: Vice President, General Counsel



                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Eugene R. Corasanti and Joseph J. Corasanti, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement, and file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on April 7, 1998.

               SIGNATURE                                                    TITLE
               ---------                                                    -----


 /s/ Eugene R. Corasanti                President, Treasurer and Director (Principal Executive Officer)
-----------------------------------
         Eugene R. Corasanti


 /s/ Thomas M. Acey                     Controller (Principal Financial and Accounting Officer)
-----------------------------------
           Thomas M. Acey


 /s/ Joseph J. Corasanti                Vice President, General Counsel and Director
-----------------------------------
         Joseph J. Corasanti

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Utica and the State of New York, on the 7th day of April, 1998.

                                       CONMED ANDOVER MEDICAL, INC.



                                       By: /s/ Joseph J. Corasanti
                                          --------------------------------------
                                        Name:  Joseph J. Corasanti
                                        Title: Vice President - Legal Affairs



                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Eugene R. Corasanti and Joseph J. Corasanti, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement, and file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on April 7, 1998.

               SIGNATURE                                 TITLE
               ---------                                 -----


 /s/ Eugene R. Corasanti                President, Chief Executive Officer and Director (Principal Executive
-----------------------------------     Officer)
         Eugene R. Corasanti


 /s/ Robert D. Shallish, Jr.            Vice President - Finance (Principal Financial and Accounting Officer)
-----------------------------------
       Robert D. Shallish, Jr.


 /s/ Joseph J. Corasanti                Vice President - Legal Affairs and Director
-----------------------------------
         Joseph J. Corasanti

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Utica and the State of New York, on the 7th day of April, 1998.

                                       ENVISION MEDICAL CORPORATION



                                       By: /s/ Joseph J. Corasanti
                                          --------------------------------------
                                        Name:  Joseph J. Corasanti
                                        Title: Vice President - Legal Affairs



                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Eugene R. Corasanti and Joseph J. Corasanti, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement, and file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on April 7, 1998.

               SIGNATURE                                TITLE
               ---------                                -----

 /s/ Daniel McGuire                     President (Principal Executive Officer)
-----------------------------------
           Daniel McGuire


 /s/ Eugene R. Corasanti                Director
-----------------------------------
         Eugene R. Corasanti


 /s/ George Kempsell                    Director
-----------------------------------
           George Kempsell


 /s/ Joseph J. Corasanti                Vice President - Legal Affairs and Director
-----------------------------------
         Joseph J. Corasanti


 /s/ Thomas M. Acey                     Treasurer and Assistant Secretary (Principal Financial and Accounting
-----------------------------------     Officer)
           Thomas M. Acey

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Utica and the State of New York, on the 7th day of April, 1998.

                                       LINVATEC CORPORATION



                                       By: /s/ Joseph J. Corasanti
                                          --------------------------------------
                                        Name:  Joseph J. Corasanti
                                        Title: Vice President - Legal Affairs



                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Eugene R. Corasanti and Joseph J. Corasanti, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement, and file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on April 7, 1998.

               SIGNATURE                                                    TITLE
               ---------                                                    -----

 /s/ George Kempsell                    President and Director (Principal Executive Officer)
-----------------------------------
           George Kempsell


 /s/ Eugene R. Corasanti                Director
-----------------------------------
         Eugene R. Corasanti


 /s/ Joseph Eaddy                       Vice President-Finance (Principal Financial and Accounting Officer)
-----------------------------------
            Joseph Eaddy


 /s/ Joseph J. Corasanti                Vice President - Legal Affairs and Director
-----------------------------------
         Joseph J. Corasanti

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Utica and the State of New York, on the 7th day of April, 1998.

                                       NDM, INC.



                                       By: /s/ Joseph J. Corasanti
                                          --------------------------------------
                                        Name:  Joseph J. Corasanti
                                        Title: Secretary



                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Eugene R. Corasanti and Joseph J. Corasanti, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement, and file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on April 7, 1998.

               SIGNATURE                               TITLE
               ---------                               -----

 /s/ Eugene R. Corasanti                President, Chief Executive Officer and Director (Principal Executive
-----------------------------------     Officer)
         Eugene R. Corasanti


 /s/ Robert D. Shallish, Jr.            Chief Financial Officer and Treasurer (Principal Financial and Accounting
-----------------------------------     Officer)
       Robert D. Shallish, Jr.


 /s/ Joseph J. Corasanti                Secretary and Director
-----------------------------------
         Joseph J. Corasanti

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Utica and the State of New York, on the 7th day of April, 1998.

                                       BIRTCHER MEDICAL SYSTEMS, INC.



                                       By: /s/ Joseph J. Corasanti
                                          --------------------------------------
                                        Name:  Joseph J. Corasanti
                                        Title: Vice President - Legal Affairs



                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Eugene R. Corasanti and Joseph J. Corasanti, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement, and file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on April 7, 1998.

               SIGNATURE                               TITLE
               ---------                               -----


 /s/ Eugene R. Corasanti                President, Chief Executive Officer and Director (Principal Executive
-----------------------------------     Officer)
         Eugene R. Corasanti


 /s/ Robert D. Shallish, Jr.            Vice President and Treasurer (Principal Financial and Accounting Officer)
-----------------------------------
       Robert D. Shallish, Jr.


 /s/ Joseph J. Corasanti                Vice President - Legal Affairs, Secretary and Director
-----------------------------------
         Joseph J. Corasanti